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The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement related to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 2, 2016

PROSPECTUS SUPPLEMENT (To Prospectus Dated September 12, 2014)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-198232

UR-ENERGY INC.

$6,000,000

12,000,000 common shares

        We are offering 12,000,000 common shares. Our common shares are listed on the NYSE MKT ("NYSE MKT") under the symbol "URG" and on the Toronto Stock Exchange ("TSX") under the symbol "URE." On February 1, 2016, the closing price of our common shares on the TSX was CDN$0.77 and on the NYSE MKT was $0.55.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-31 OF THIS PROSPECTUS SUPPLEMENT.

	Per Share	Total

Public offering price	$0.50	$6,000,000

Underwriting discounts and commissions(1)	$0.03	$360,000

Proceeds to us, before expenses(2)	$0.47	$5,640,000

(1)
We have agreed to pay to the underwriters a cash fee equal to 6% of the gross proceeds of the Offering (including in respect of any Over-Allotment Shares sold upon exercise of any portion of the Over-Allotment Option) (the "Underwriters' Fee"). See "Underwriting".

(2)
After deducting the Underwriters' Fee, but before deducting the expenses of the Offering, which are estimated to be $250,000, which, together with the Underwriters' Fee, will be paid out of the gross proceeds of the Offering.

        We have granted to the Underwriters an option (the "Over-Allotment Option") exercisable for 30 days from the date of the closing of the offering to purchase up to 1,800,000 additional common shares (the "Over-Allotment Shares") at the public offering price to cover over-allotments, if any.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

        The shares will be ready for delivery on or about February 17, 2016.

Cantor Fitzgerald Canada Corporation

Raymond James	Dundee Securities Ltd.

The date of this prospectus supplement is                , 2016.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement relates to a prospectus which is part of a registration statement that we have filed with the SEC utilizing a "shelf" registration process. Under this process, we may sell the securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read both this prospectus supplement and the accompanying prospectus, including the information described in the section of this prospectus supplement entitled "Where You Can Find More Information."

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in each of this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus is accurate as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus when making your investment decision.

        Unless otherwise indicated or the context otherwise requires, the terms "Company", "we", "us" and "our" are used to refer to Ur-Energy Inc. inclusive of our subsidiaries.

        All references are to United States currency in this prospectus supplement unless otherwise specifically referenced. References to "CDN$" are to Canadian dollars.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement and accompanying prospectus and the documents incorporated herein and therein may contain "forward-looking statements" within the meaning of applicable Canadian and United States securities laws, and these forward-looking statements can be identified by the use of words such as "expect", "anticipate", "estimate", "believe", "may", "potential", "intends", "plans" and other similar expressions or statements that an action, event or result "may", "could" or "should" be taken, occur or be achieved, or the negative thereof or other similar statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Such statements include, but are not limited to: (i) ability to maintain steady state operations at Lost Creek and ramp up to production rates at design capacity; (ii) the technical and economic viability of Lost Creek; (iii) the timing and outcome of permitting and regulatory approvals of the amendment for

i

LC East and the KM horizon; (iv) our ability to complete additional favorable uranium sales agreements including spot sales if production is available and the market warrants; (v) the production rates and life of the Lost Creek Project and subsequent production from adjoining properties, including LC East; (vi) the potential of exploration targets throughout the Lost Creek Property (including the ability to expand resources); (vii) the potential of our other exploration and development projects, including Shirley Basin, as well as the technical and economic viability of Shirley Basin; (viii) the timing and outcome of applications for regulatory approval to build and operate an ISR mine at Shirley Basin; (ix) the outcome of our forecasts and production projections; and (x) the continuing and long-term effects on the uranium market of events in Japan in 2011 including supply and demand projections. These other factors include, among others, the following: future estimates for production, production ramp-up and operations (including any difficulties with continued ramp up), capital expenditures, operating costs, mineral resources, recovery rates, grades and prices; business strategies and measures to implement such strategies; competitive strengths; estimates of goals for expansion and growth of the business and operations; plans and references to our future successes; our history of operating losses and uncertainty of future profitability; status as an exploration stage company; the lack of mineral reserves; risks associated with obtaining permits in the United States; risks associated with current variable economic conditions; our ability to service our debt and maintain compliance with all restrictive covenants related to the debt facilities and security documents; the possible impact of future financings; the hazards associated with mining production; compliance with environmental laws and regulations; uncertainty regarding the pricing and collection of accounts; the possibility for adverse results in pending and potential litigation; uncertainties associated with changes in government policy and regulation; uncertainties associated with a Canada Revenue Agency or U.S. Internal Revenue Service audit of any of our cross border transactions; adverse changes in general business conditions in any of the countries in which we do business; changes in size and structure; the effectiveness of management and our strategic relationships; ability to attract and retain key personnel; uncertainties regarding the need for additional capital; uncertainty regarding the fluctuations of quarterly results; foreign currency exchange risks; ability to enforce civil liabilities under U.S. securities laws outside the United States; ability to maintain our listing on the NYSE MKT and the TSX; risks associated with the expected classification as a "passive foreign investment company" under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended; risks associated with our investments and other risks and uncertainties described under "Risk Factors".

        This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings "Our Business" and "Risk Factors" in this prospectus supplement and the accompanying prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus supplement by the foregoing cautionary statements.

 CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING DISCLOSURE OF
MINERAL RESOURCES

        Unless otherwise indicated, all resource estimates included in this prospectus supplement and accompanying prospectus and the documents incorporated herein and therein have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves ("CIM Definition Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

        Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC"), and resource information contained in this prospectus supplement and accompanying prospectus and the documents incorporated herein and therein may not be comparable to similar information disclosed by U.S. companies. In particular, the term "resource" does not equate to the term "'reserves". Under SEC Industry Guide 7, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 does not define and the SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. Accordingly, information concerning mineral deposits set forth in this prospectus supplement and accompanying prospectus and the documents incorporated herein and therein may not be comparable to information made public by companies that report in accordance with United States standards.

CURRENCY AND EXCHANGE RATES

        The following table sets out the exchange rates for currencies expressed in terms of equivalent Canadian dollars for one US dollar:

US dollar	2013	2014	2015
End of period	$0.9348	$0.8599	$0.7225
Average for the period	$0.9711	$0.9058	$0.7836

        Exchange rates are the historical interbank foreign exchange rates for the appropriate period as quoted by the Bank of Canada. The noon rate quoted by the Bank of Canada for the conversion of Canadian dollars into United States dollars on February 1, 2016 is US$0.7140 = CDN$1.00.

GLOSSARY OF COMMON TERMS

Mineral Resource	is a concentration or occurrence of solid material of economic interest in or on the Earth's crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling.
Inferred Mineral Resource
is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geologic evidence is sufficient to imply but not verify geological and grade or quality continuity. An Inferred Mineral Resource has a lower level of confidence than that applying to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration.
Indicated Mineral Resource
is that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of Modifying Factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation. An Indicated Mineral Resource has a lower level of confidence than that applying to a Measured Mineral Resource and may only be converted to a Probable Mineral Reserve.
Measured Mineral Resource
is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of Modifying Factors to support detailed mine planning and final evaluation of the economic viability of the deposit. Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation. A Measured Mineral Resource has a higher level of confidence than that applying to either an Indicated Mineral Resource or an Inferred Mineral Resource. It may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.
Modifying Factors
are considerations used to convert Mineral Resources to Mineral Reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors. CIM Definition Standards

Lithology	is a description of a rock; generally its physical nature. The description would address such things as grain size, texture, rounding, and even chemical composition. A lithologic description would be: coarse grained well rounded quartz sandstone with 10% pink feldspar and 1% muscovite.
PFN
is a modern geologic logging method known as Prompt Fission Neutron. PFN is considered a direct measurement of true uranium concentration (% U) and is used to verify the grades of mineral intercepts previously reported by gamma logging. PFN logging is accomplished by a down-hole probe in much the same manner as gamma logs, however only the mineralized interval plus a buffer interval above and below are logged.

v

PROSPECTUS SUPPLEMENT SUMMARY

        This summary provides a brief overview of us and the key aspects of this offering. This summary does not contain all of the information that may be important to you. For a more complete understanding, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the information presented under the headings "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Information," and the documents incorporated by reference herein.

 The Company

        Incorporated on March 22, 2004, Ur-Energy is an exploration stage mining company. We are engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development and operation of uranium mineral properties in the United States. We began operation of our first in situ recovery (ISR) uranium mine at our Lost Creek Project, Wyoming in 2013. Ur-Energy is a corporation continued under the Canada Business Corporations Act on August 8, 2006. Our common shares are listed on the NYSE MKT under the symbol "URG" and on the Toronto Stock Exchange under the symbol "URE."

        The registered office of the Company is located at 55 Metcalfe Street, Suite 1300, Ottawa, Ontario K1P 6L5, and head office of the Company is located at 10758 W. Centennial Road, Suite 200, Littleton, Colorado 80127; telephone: 1-720-981-4588.

        The address of the Company's website is www.ur-energy.com. Information contained on the Company's website is not part of this prospectus supplement nor is it incorporated by reference herein.

The Offering

Issuer	Ur-Energy Inc.
Common shares offered	12,000,000 shares (the "Offered Shares")
Common stock to be outstanding after this offering(1)	142,387,061 shares
Option to purchase additional shares granted by us	Up to 1,800,000 shares
Use of proceeds

The net proceeds to be received by the Company from the Offering, after deducting the Underwriters' Fee and estimated expenses of the Offering, will be approximately $5,390,000. If the Over-Allotment Option is exercised in full, the net proceeds to be received by the Company from the Offering, after deducting the Underwriters' Fee and estimated expenses of the Offering, will be approximately $6,236,000.

It is anticipated that more than 90% of the net proceeds of the Offering will be used by the Company for the advancement and the development of the Company's Lost Creek project including equipment and chemicals for the plant and facilities, and construction and further development of header houses and wellfields, including drilling, materials and labor. This amount will include the anticipated licensure and permitting activities, including routine regulatory fees, for Lost Creek during 2016.

The remaining net proceeds of the Offering, after the foregoing, anticipated to be less than 10%, will be used by the Company for working capital and general corporate purposes, including the payment of ongoing debt service obligations. The proceeds will provide for additional cash flow coverage between deliveries into term and spot contracts and time for receipt of proceeds from such sales.

Although the Company intends to use the net proceeds from the Offering as set forth above, the actual allocation of the net proceeds may vary depending on future developments in the Company's mineral properties or unforeseen events, including those factors disclosed under the heading "Risk Factors".

In the event that the Over-Allotment Option is exercised, any additional net proceeds will be allocated to general working capital.
Dividend policy	We have not paid dividends on our common stock and do not intend to pay cash dividends in the foreseeable future.
Risk factors

An investment in our common stock involves a significant degree of risk. We urge you to carefully consider all of the information described in the section entitled "Risk Factors" beginning on page S-31 of this prospectus supplement.

(1)
The information above regarding the number of common shares outstanding is based on 130,387,061 common shares outstanding as of January 31, 2016 and assumes the Over-Allotment Option is not exercised. The number of common shares outstanding as of that date does not include shares reserved for issuance under our equity compensation plans, of which 855,621 restricted stock units have been granted, each of which may result in one common share being issued in the future based on the satisfaction of certain vesting criteria established pursuant to the respective awards. In addition, as of January 31, 2016, we had outstanding options to purchase 8,770,289 common shares and warrants to purchase 8,224,112 common shares.

OUR BUSINESS

Overview and Corporate Structure

        Incorporated on March 22, 2004, Ur-Energy is an exploration stage mining company. We are engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development and operation of uranium mineral properties in the United States. We began operation of our first in situ recovery (ISR) uranium mine at our Lost Creek Project, Wyoming in 2013. Ur-Energy is a corporation continued under the Canada Business Corporations Act on August 8, 2006. Our Common Shares are listed on the TSX under the symbol "URE" and on the NYSE MKT under the symbol "URG."

        Ur-Energy has one direct wholly-owned subsidiary: Ur-Energy USA Inc. ("Ur-Energy USA"), a company incorporated under the laws of the State of Colorado.

        Ur-Energy USA has three wholly-owned subsidiaries: NFU Wyoming, LLC ("NFU Wyoming"), a limited liability company formed under the laws of the State of Wyoming to facilitate acquisition of certain property and assets and, currently, to act as our land holding and exploration entity; Lost Creek ISR, LLC, a limited liability company formed under the laws of the State of Wyoming to hold and operate our Lost Creek Project and certain other of our Lost Creek properties and assets; and Pathfinder Mines Corporation ("Pathfinder"), a company incorporated under the laws of the State of Delaware, acquired in December 2013, which holds, among other assets, the Shirley Basin and Lucky Mc properties in Wyoming.

        Ur-Energy USA has two jointly held subsidiaries with NFU Wyoming: NFUR Bootheel, LLC ("NFUR Bootheel"), a limited liability company formed under the laws of the State of Colorado to facilitate participation in an exploration, mining and development agreement with Jet Metal Corp. (formerly, Crosshair Energy Corporation); and NFUR Hauber, LLC ("NFUR Hauber"), a limited liability company formed under the laws of the State of Colorado to facilitate participation in a venture project at our Hauber project.

        NFUR Hauber has one wholly-owned subsidiary: Hauber Project LLC, a limited liability company formed under the laws of the State of Colorado to hold our Hauber project. NFUR Hauber is the sole member and manager of Hauber Project LLC.

        NFUR Bootheel holds an interest in The Bootheel Project, LLC, a limited liability company formed under the laws of the State of Colorado to hold the Bootheel property (and, formerly, the Buck Point property), which is a venture with Jet Metal Corp., in which, at December 31, 2015, NFUR Bootheel owns a 19.115% interest.

Key Developments

        Effective as of May 2, 2015, Jeffrey T. Klenda assumed the title of acting Chief Executive Officer of the Company after the employment agreement with its former President and Chief Executive Officer, Wayne Heili, ended upon completion of its term on May 1, 2015.

        Our one millionth pound of uranium was recovered at the Lost Creek Project during the second quarter of 2015. We delivered into term contracts during all four quarters of 2015, and made spot sales during three quarters.

        The Company updated its technical report and mineral resource estimates at Lost Creek Property in June 2015, reporting an increase in the mineral resource, and again in January 2016 with a further increased mineral resource and an update of its preliminary economic analysis for the property. See "Updated Preliminary Economic Assessment of the Lost Creek Property" below.

        Currently, and at December 31, 2015, our principal direct and indirect subsidiaries, and affiliated entities, and the jurisdictions in which they were incorporated or organized, are as follows:

        We are engaged in uranium mining, recovery and processing operations, in addition to the exploration and development of uranium mineral properties. Our wholly-owned Lost Creek Project in Sweetwater County, Wyoming is our flagship property. The project has been fully permitted and licensed since October 2012. We received operational approval from the NRC, and started production operation activities in August 2013. Our first sales of production from Lost Creek were made in December 2013; sales have been made in all quarters of 2014 and 2015.

        Currently, we have ten mid- and long-term uranium sales agreements in place with U.S. utilities for the sale of Lost Creek production or other yellowcake product at contracted pricing. Combined, these multi-year sales agreements represent a significant portion of our anticipated production into 2021. These agreements, individually, do not represent a substantial portion of our annual projected production, and our business is therefore not substantially dependent upon any one of the agreements. From time to time, we enter into spot sale transactions.

        The Company has contractually committed to sell 662,000 pounds of uranium yellowcake during 2016, at an average price of approximately US$47 per pound. During 2015, we worked with our customers to establish our delivery schedule for those commitments, with distribution of sales throughout the year. This schedule was created in an attempt to avoid uneven cash flows that could result from uneven delivery schedules. In mid-January 2016, certain deliveries with an anticipated schedule for first quarter delivery were moved to mid-year delivery dates, causing unevenness of cash flow in the first half of the year. This development was addressed promptly by the Company examining various alternatives in scheduling of deliveries and sales and other financing prospects.

        Our newest project, Shirley Basin, is one of the assets we acquired as a part of the Pathfinder transaction which closed in December 2013. We also acquired all the historic geologic and engineering data for the project. During 2014, we completed a drill program of a limited number of confirmatory holes in order to complete an NI 43-101 mineral resource estimate which was released in August 2014;

subsequently, an NI 43-101 Preliminary Economic Assessment for Shirley Basin was completed in January 2015. Baseline studies necessary for the permitting and licensing of the project commenced in 2014 and were completed in 2015. Subsequently, in December 2015, our application for a permit to mine was submitted to the State of Wyoming Department of Environmental Quality. We anticipate that the application for a source and byproduct material license for the project will be submitted to the NRC during the first quarter 2016.

        We utilize in situ recovery of the uranium at Lost Creek and will do so at other projects where this is possible. The ISR technique is employed in uranium extraction because it allows for a lower cost and effective recovery of roll front mineralization. The in situ technique does not require the installation of tailings facilities or significant surface disturbance. This mining method utilizes injection wells to introduce a mining solution, called lixiviant, into the mineralized zone. The lixiviant is made of natural groundwater fortified with oxygen as an oxidizer, sodium bicarbonate as a complexing agent, and carbon dioxide for pH control and the generation of sodium bicarbonate in the formation. The complexing agent bonds with the uranium to form uranyl carbonate, which is highly soluble. The dissolved uranyl carbonate is then recovered through a series of production wells and piped to a processing plant where the uranyl carbonate is removed from the solution using Ion Exchange (IX) and captured on resin contained within the IX columns. The groundwater is re-fortified with the oxidizer and complexing agent and sent back to the wellfield to recover additional uranium. A low-volume bleed is permanently removed from the lixiviant flow. A reverse osmosis (RO) process is available to minimize the waste water stream generated. Brine from the RO process, if used, and excess bleed are disposed of by means of injection into deep disposal wells. Each wellfield is made up of dozens of injection and production wells installed in patterns to optimize the areal sweep of the uranium ore body.

        Our Lost Creek processing facility includes all circuits for the capture, concentration, drying and packaging of uranium yellowcake for delivery into sales. Our processing facility, in addition to the IX circuit, includes dual processing trains with separate elution, precipitation, filter press and drying circuits (this is in contrast to certain other uranium in situ recovery facilities which operate as a capture plant (IX) only, and rely on agreements with other producers for the finishing, drying and packaging of their yellowcake end-product). Additionally, a restoration circuit including an RO unit was installed during initial construction to complete groundwater restoration once mining is complete.

        The elution circuit (the first step after ion exchange) is utilized to transfer the uranium from the IX resin and concentrate it to the point where it is ready for the next phase of processing. The resulting rich eluate is an aqueous solution containing uranyl carbonate, salt and sodium carbonate and/or sodium bicarbonate. The precipitation circuit follows the elution circuit and removes the carbonate from the concentrated uranium solution and combines the uranium with peroxide to create a yellowcake crystal slurry. Filtration and washing is the next step, in which the slurry is loaded into a filter press where excess contaminants such as chloride are removed and a large portion of the water is removed. The final stage occurs when the dewatered slurry is moved to a yellowcake dryer, which will further reduce the moisture content, yielding the final dried, free-flowing, product. Refined, salable yellowcake is packaged in 55-gallon steel drums.

        The restoration circuit is utilized in the production and post-mining phases of the operation. The RO is initially utilized to minimize the waste water stream generated during production. Once production is complete, the groundwater must be restored to baseline quality or its pre-mining class of use by first removing a small portion of the groundwater and disposing of it (commonly known as sweep). Following sweep, the groundwater is treated utilizing RO and re-injecting the clean water. Finally, the groundwater is homogenized and sampled to insure the cleanup is complete, thus ending the mining process.

        Our Lost Creek processing facility was constructed during 2012 - 2013, with production operations commencing in August 2013. Our first sales were made in December 2013. Nameplate design and NRC-licensed capacity of our Lost Creek processing plant is two million pounds per year, of which approximately one million pounds per year may be produced from our wellfields. The Lost Creek plant and the allocation of resources to mine units and resource areas were designed to generate approximately one million pounds of dried U3O8 per year at certain flow rates and uranium concentrations subject to regulatory and license conditions. Production of dried U3O8 was 727,246 pounds and 547,992 pounds in 2015 and 2014, respectively. The excess capacity in the design of the processing circuits of the plant is intended, first, to facilitate routine (and, non-routine) maintenance on any particular circuit without hindering production operational schedules. The capacity was also designed to permit us to process uranium from other of our mineral projects in proximity to Lost Creek if circumstances warrant in the future (e.g., Shirley Basin Project), or, alternatively to be able to contract to toll mill/process product from other in situ uranium mine sites in the region. This design would permit us to conduct either of these activities while Lost Creek is producing and processing uranium and/or in years following Lost Creek production from wellfields during final restoration activities.

        Our Lost Creek processing facility includes all circuits for the production, drying and packaging of uranium yellowcake for delivery into sales. As contemplated in the Preliminary Economic Assessment of Shirley Basin, the Lost Creek processing facility may be utilized for the drying and packaging of uranium from Shirley Basin.

Our Mineral Properties

        Our current land portfolio includes 14 projects in the United States. Ten of the U.S. projects are in the Great Divide Basin, Wyoming, including our flagship project, Lost Creek Project, which began production operations in August 2013. Currently we control a total of more than 2,100 unpatented mining claims and four State of Wyoming mineral leases for a total of more than 42,000 acres (16,997 hectares) in the area of the Lost Creek Property, including the Lost Creek permit area (the "Lost Creek Project," "Lost Creek" or "Project") and certain adjoining properties which we refer to as LC East, LC West, LC North, LC South and EN project areas (collectively, with the Lost Creek Project, the "Lost Creek Property"). Five of the projects at the Lost Creek Property contain NI 43-101 compliant mineral resources: Lost Creek, LC East, LC West, LC South and LC North. See Resource Summary under "Updated Preliminary Economic Assessment for the Lost Creek Property" below. Those five projects are currently held by Lost Creek ISR, LLC; EN Project is held by NFU Wyoming, LLC.

        Following the repurchase of an existing production royalty with respect to 20 claims of the Lost Creek Project in 2013, there are no remaining royalties at the Lost Creek Project, except for the royalty on the State of Wyoming section mineral lease as provided by law. Currently, there is only limited production planned from the State lease section. There is a production royalty of one percent on certain claims of the LC East Project, and other royalties on other claims within the other adjoining projects as well as the other State sections on which we maintain mineral leases (LC West and EN projects).

        A map showing our Wyoming projects and the geologic basins in which they are located is set out below.

        Our Wyoming properties together total more than 66,000 acres (approximately 27,000 hectares) and include two properties, Shirley Basin and Lucky Mc, obtained through our acquisition of Pathfinder Mines Corporation in December 2013.

Operating Properties

Lost Creek Project—Great Divide Basin, Wyoming

        The Lost Creek Project area was acquired in 2005, and is located in the Great Divide Basin, Wyoming. The Main Mineral Trend of the Lost Creek uranium deposit is located within the Lost Creek Project. The Lost Creek Project covers 4,194 acres (1,722 hectares), comprising 201 lode mining claims and one State of Wyoming mineral lease section. Regional access relies almost exclusively on existing public roads and highways. The local and regional transportation network consists of primary, secondary, local and unimproved roads. Direct access to Lost Creek is mainly on two crown-and-ditched gravel paved access roads to the processing plant. One road enters from the west off of Sweetwater County Road 23N (Wamsutter-Crooks Gap Road); the other enters from the east off of BLM Sooner Road. On a wider basis, from population centers, the Property area is served by an

Interstate Highway (Interstate 80), a US Highway (US 287), Wyoming state routes (SR 220 and 73 to Bairoil), local county roads, and BLM roads. The Lost Creek Property is located as shown here:

Great Divide Basin, Wyoming, USA
LOST CREEK PROPERTY
GREAT DIVIDE BASIN, WYOMING
N
Montana
Sheridan
Big Horn
Crook
I-90
Park
Johnson
Campbell
Weston
Teton
Washakie
Hot Springs
Natrona
Converse
Fremont
Niobrara
South Dakota
Nebraska
Sublette
Casper
I-25
Lost Creek
Platte
Lincoln
Great Divide
Basin
Goshen
Idaho
Sweetwater
Rawlins
I-80
Albany
Laramie
Carbon
Cheyenne
Uinta
Utah
Colorado
0
50
100
miles
January 2016

Environmental Liabilities

        There were no pre-existing mineral processing facilities or related tailings ponds or waste deposits within the Lost Creek Property prior to the initiation of the construction of Lost Creek's ISR facilities and wellfields. Surface disturbance included in the economic analysis is associated with drilling, well installation, wellfield construction, plant construction and installation of the three deep waste disposal wells. Likewise, subsurface disturbance is associated with the injection and production operations in MU1. Other than the above mentioned, there are no known environmental liabilities on the Lost Creek Property. The total bond held by the WDEQ to reclaim property disturbances for which Lost Creek ISR, LLC is liable is US$16.4 million as of October 2015, of which US$14.997 million is for the Lost Creek Permit under the existing Permit to Mine. Currently, the maximum anticipated bond for the life of Property is US$32.3 million which is expected will be in place by approximately October 2019. This is equivalent to the anticipated costs for complete restoration and reclamation of the site over the life of mine.

Property Infrastructure and Sources of Power, Water, Personnel, etc.

        The basic infrastructure (power, water, and transportation) necessary to support an ISR mining operation is located within reasonable proximity of the Lost Creek Property. Generally, the proximity of the Lost Creek Property to paved roads is beneficial with respect to transportation of equipment, supplies, personnel and product to and from the Lost Creek Property. Existing regional overhead electrical service is aligned in a north-to-south direction along the western boundary of the Lost Creek Project. An overhead raptor resistant power line, approximately two miles in length, was constructed in 2012 to bring power from the existing Pacific Power line to the Lost Creek plant. Power drops have been made to the Project and distributed to the plant, offices, wellfields, and other facilities.

        Previous infrastructure near the Lost Creek Property is predominantly related to oil and gas development, past and present uranium exploration and beneficiation, and recreation. There have been several historical conventional uranium mills and mines and one historical ISR project (Bison Basin Project) in the vicinity of the Lost Creek Property. The closest mining facility to the Lost Creek Property is the Sweetwater Mill, a conventional uranium mine and mill that is not currently operational. The facility lies about three and one-half miles south of the southwestern-most boundary of the Company's Lost Creek Project, with less than one mile separating the respective permit boundaries.

        Mine operations require disposal into deep disposal wells ("DDWs") of limited quantities of fluids that cannot be returned to the production aquifers. A total of five DDWs have been permitted for the Project. Three have been drilled to date. Two storage ponds, permitted by state and federal regulators, are located adjacent to the plant and are used to temporarily store the water that will ultimately be disposed of in the DDWs. The first DDW (LC DW #1) is located in the extreme southwest corner of the Lost Creek Project. It was installed and tested in 2008, and was used as the basis for permitting the other four wells. The second DDW (LC DW #4) was drilled in late 2012 immediately south of the plant building. A third deep disposal well (LC DW #3) was drilled and installed approximately 1 1/2 miles west of the plant in July 2014.

        Tailings storage areas, solid waste disposal areas, and heap leach pad(s) will not be a part of the infrastructure for the Lost Creek Property as ISR operations do not require these types of facilities.

Water Supply

        Most of the non-potable water for ISR operations is obtained from the mining operation itself; i.e., from extracted groundwater. With the exception of a 0.5% to 1.5% bleed, the groundwater extracted by the production wells will continue to be recycled through the system.

        Water for activities within the Lost Creek Property is currently supplied by eleven water wells drilled by the Company. Eight of these are located within the Lost Creek Project, one is in the LC North Project, one is in the LC South Project, and one is in the EN Project. All but one of the active wells produces water in excess of 25 gallons per minute. Water usage in the past has been mostly for drilling, casing wells, and abandonment of exploration and delineation holes. Two of the eight wells in the Lost Creek Project are adjacent to the plant site. One of those is being used as a source of fire suppression water and the other as a source of fresh water for that facility. Additional wells may be necessary as exploration and production activities extend further from the plant.

Production Operations

        Following receipt of the final regulatory authorization in October 2012, we commenced construction at Lost Creek. Construction included the plant facility and office building, installation of all process equipment, installation of two access roads, additional power lines and drop lines, deep disposal wells, construction of two holding ponds, warehouse building, and drill shed building. In

August 2013, the Company was given operational approval by the NRC and commenced production operation activities.

        Production operations in MU1 within the HJ Horizon began on August 2, 2013 and, through September 30, 2015, 1,358,407 pounds of uranium have been produced from this mine unit. For the Lost Creek PEA, in order to accurately reflect existing resources, all resources produced through September 30, 2015 were subtracted from total Measured Resources from the HJ Horizon in MU1. All the wells to support the originally-planned 13 header houses ("HHs") have been completed. Surface installations for HHs 1-1 through 1-12 have been installed and HHs 1-1 through 1-11 were operational as of October 15, 2015. Header house 12 was brought online in November. Construction of header house 13 is underway.

        All monitor ring wells have been installed and pump-tested in MU2. As of October 15, 2015, 138 pattern wells have been piloted within HHs 2-1, 2-2 and 2-3. Additionally, two applications for amendments to the license and permits have been submitted; as relevant to the Lost Creek PEA, the two applications seek to authorize production in the KM Horizon within the Lost Creek Project and to authorize production in the HJ and KM Horizons within the EMT in the LC East Project.

        During 2015, 783,549 pounds of U3O8 were captured within the Lost Creek plant; 727,246 pounds U3O8 were packaged in drums; and 717,125 pounds U3O8 of drummed inventory were shipped from the Lost Creek processing plant to the converter. At December 31, inventory at the conversion facility was approximately 63,776 pounds U3O8.

        From production, Lost Creek sold 725,000 pounds U3O8 during calendar 2015 at an average price of US$41.33 per pound. Total sales for 2015, including purchased U3O8, was 925,000 pounds at an average price of US$45.20 per pound. Contract sales were as expected (630,000 pounds at an average price of US$49.42 per pound); however, spot sales were lower than expected (295,000 pounds at an average price of US$36.18) due to the continuing low spot price environment.

        After more than two years of operations, the 2015 average plant head grade remained at 97 ppm despite having somewhat lower head grades for the fourth quarter. Head grade during December was 87 ppm, which was above the quarter's average grade of 85 ppm. The lower head grade during this period of operation, as well as varying month-to-month grades, is a typical result as the mine matures and older operating patterns remain in the flow regime while newer patterns are brought online. This maturation of mine is also demonstrated through the increasing average flowrates, with a 454 gpm (23.5%) increase quarter-over-quarter.

Taxes, Fees

        The Company is required to pay various state and local taxes related to production and the ownership of property. These taxes are in the form of severance, ad valorem, gross products, personal, and real property taxes. There is no state income tax in Wyoming. Royalties based on sales of uranium will be paid to the state under the state mineral lease at the Project. The state mineral leases carry the standard five percent royalty required by law. In 2013 we removed the only privately-held royalty interest which had pertained to the Lost Creek Project by an agreement for the purchase of that royalty interest. Various royalties exist on portions of the Adjoining Projects, including on a portion of LC East Project. Those royalties, as they pertain to anticipated production, have been included in the analysis but are relatively insignificant affecting only three future header houses at a rate of one percent of production sales. Additionally, maintenance fees will be paid to the BLM, and payments made to the state for the state mineral leases.

        The Lost Creek Property economic analysis includes tax estimates for state severance taxes, county ad valorem taxes and property taxes, all of which are directly attributable to the Lost Creek Property. The economic analyses presented herein also provide the results of the analyses for pre-income tax and post-income tax, which includes U.S. federal and Illinois state income taxes. There is no State of Wyoming income tax and all sales are assumed to take place in Illinois where the conversion facility is located. The only difference between the two scenarios is the value of the estimated income taxes. All other sales, property, use, severance and conservations taxes as well as royalties are included in both scenarios. Both economic analyses presented herein assume no escalation and no debt, interest or capital repayments. Ur-Energy USA Inc. files consolidated federal tax returns in the United States and had approximately $94.5 million in tax loss carry forwards as of December 31, 2014. The Company does not anticipate paying any significant federal income taxes until the existing, and any future, tax loss carry forwards are utilized. In addition, reclamation costs can be deducted in the early years of the project, thus also pushing out the tax liability.

Updated Preliminary Economic Assessment for Lost Creek Property

        On January 19, 2016, we issued an updated Preliminary Economic Assessment for the Lost Creek Property Sweetwater County Wyoming (January 19, 2016 (TREC, Inc.))(the "Lost Creek PEA"). The Lost Creek PEA was prepared for the Company and its subsidiary, Lost Creek ISR, LLC ("LC"), by Douglass H. Graves, P.E., TREC, Inc. ("TREC") and James A. Bonner, C.P.G., Vice President Geology of the Company in accordance with NI 43-101. The objective of the Lost Creek PEA is to disclose recent changes for the Lost Creek Property which come in the form of an updated mineral resource estimate prompted by recent drilling within Lost Creek's Mine Unit 2 ("MU2"), exploratory drilling at the Lost Creek and LC East Projects, and the re-estimation of all previously-identified resources for the Property at a revised 0.20 grade-thickness (GT) cut-off. The economic analyses within the Lost Creek PEA have been revised to evaluate the impact of additional identified resources with information and data acquired through two years of ISR operations at Lost Creek. The Lost Creek PEA therefore serves to replace the last economic analyses for the Lost Creek Property from December 2013 and the most recent NI 43-101 Technical Report on the Lost Creek Property, dated June 17, 2015. The Lost Creek PEA covers production through September 30, 2015 and drilling and other exploration and operational activities conducted through October 15, 2015.

        On June 17, 2015, the Company published an independent Technical Report for the Lost Creek Property to report increased resources for its operating Mine Unit 1 ("MU1") and from exploration drilling conducted early in 2015. In order to reconcile higher-than-expected uranium recoveries from production operations in this mine unit, the grade thickness ("GT") cutoff for uranium intercepts used in resource estimation was lowered from 0.30 to 0.20. Employing these revised guidelines, resources for MU1 were re-mapped and re-evaluated, increasing the MU1 Measured Resources by 55% (after subtraction of MU1 production). Through the monitoring of continued production from MU1, the authors believe the 0.20 GT better represents the in-situ uranium resources for the Lost Creek Property. Accordingly, for the Lost Creek PEA, all resource estimations for Lost Creek Property have used the new 0.20 GT cutoff, again, following re-mapping and re-evaluation.

        Review of the mineral resource estimate by an independent party is not necessary in this instance to comply with NI 43-101 which requires an independent review when the total mineral resource has increased by more than 100% since the last independent review. Since the June 17, 2015 Technical Report, our activities have resulted in a cumulative increase of mineral resources at the Lost Creek Property of 31% in the Measured and Indicated categories and 28% in the Inferred category.

        The Lost Creek Property represents the composite of six individual contiguous Projects: Lost Creek Project, LC East Project, LC West Project, LC North Project, LC South Project and EN Project.

        The fully-licensed and operating Lost Creek Project is considered the core project while the others are collectively referred to as the Adjoining Projects. The Adjoining Projects were acquired by the Company as exploration targets to provide resources supplemental to those recognized at the Lost Creek Project. Most were initially viewed as stand-alone projects, but expanded over time such that collectively they represent a contiguous block of land along with the Lost Creek Project.

Location and Size

        The Lost Creek Property is located in the northeast corner of Sweetwater County, approximately 90 miles southwest of Casper, Wyoming. Current total acreage is approximately 42,372 acres of federal mineral claims and state of Wyoming mineral leases (Figure 1 below).

Figure 1: General Location Map

I90
I25
Casper
Sweetwater
Rawlins
I80
Rock Springs
Cheyenne
R93W
R92W
R91W
T26N
T25N
T24N
LC North
LC East
Lost Creek
LC West
LC South
EN
Draw
2 miles
Preliminary Economic Assessment Lost Creek Property Sweetwater County, Wyoming
Ur-Energy
January 2016
Drawn by: W. Butler
Lost Creek ISR, LLC

Figure 1
General Location Map
Lost Creek Property
Sweetwater Co., Wyoming

        The Lost Creek Property is situated in the northeastern part of the Great Divide Basin ("GDB"), which is underlain by up to 25,000 ft. of Paleozoic to Quaternary sedimentary units. Rock outcrops in the GDB are dominated by the Battle Spring Formation of Eocene age, which also hosts the uranium mineralization considered in the Lost Creek PEA. The dominant lithology in the Battle Spring Formation is coarse arkosic sandstone, interbedded with intermittent mudstone, claystone and siltstone. Deposition occurred as alluvial-fluvial fan deposits within a south-southwest flowing paleo-drainage.

        Exploration in the Lost Creek region started in the mid-1960s. Several companies explored portions of the current Lost Creek Property during this early period and continued to advance the uranium discoveries until 1983 when market conditions declined. New Frontiers Uranium, LLC acquired the Lost Creek Project in 2000 and held it until 2005 when Ur-Energy USA Inc. purchased 100% ownership of the property through the purchase of a wholly-owned company, NFU Wyoming, LLC.

        The uranium mineralization occurs as roll front type deposits formed where uranium precipitated from oxidizing groundwater when it contacted reduced host rock. The majority of known, potentially recoverable uranium throughout the Lost Creek Property occurs within two major mineralized trends. The Main Mineral Trend ("MMT") lies within the Lost Creek Project and the East Mineral Trend ("EMT") occurs in the LC East Project. The main mineralized stratigraphic intervals are identified by URE as the HJ and KM Horizons of the Battle Spring Formation. Additional uranium has been identified in the overlying FG and DE Horizons and also in the underlying Deep Horizons.

Exploration and Drilling

        No non-drilling exploration surveys have been conducted by the Company on the Lost Creek Property. Existing uranium resources within the property boundaries were estimated, including the use of historical down-hole electric logs, lithology logs, drill hole location maps, summaries of mineralized drill hole intercepts and survey coordinates for drill holes.

        Data from this drilling forms the basis of much of the mineral resource estimation herein. Since the completion of the June 17, 2015 Technical Report, we have conducted development drilling within MU2 and completed the second phase of the 2015 exploration program. Results from these drilling activities, using a GT cutoff of 0.20 or better, have been used in the Lost Creek PEA to update Lost Creek Property resources.

        MU2 is being developed within the HJ Horizon, which has been recognized as containing ten individual sub-horizons. In the development of the first three header houses for MU2, through October 15, 2015, 138 pattern wells have been piloted. This drilling totaled 67,230 feet. In addition, 22,809 feet of drilling was conducted to complete 22 delineation holes and 20 monitor wells in the mine unit. Detailed roll front and GT contour mapping of mineralization was performed on these 180 drill holes, in order to update MU2 resources for the Lost Creek PEA.

        Delineation drilling prior to wellfield development had been conducted on approximately 100 foot spacing and was the basis for initial wellfield resource estimates. When considering, however, that a roll front target at Lost Creek may be only 25 to 50 ft. wide, this presents circumstances in which the presence of the mineralized trend can be confirmed, but the sampling (drilling) may not test the richest portion of the roll front. Production well installation on the other hand is conducted on approximately 75 foot spacing and thus affords much additional data at closer spacing. The earlier determination to lower the GT cutoff from 0.30 to 0.20 effected an increase in resources within MU2. Additionally, the increase in drill density resulted in an increase in resources due to: (1) recognition that the roll fronts are considerably more sinuous and convoluted than can be recognized at 100 foot drill spacing. The increased sinuosity has the effect of increasing the length of the fronts and thus an increase in resources. (2) The closer drill density results in more drill holes penetrating the "spine" of the roll fronts where the highest grade occurs. This increases the overall average grade and GT, thus increasing resources.

        The interpretation of drill hole data from this higher-density drilling resulted in the following MU2 resource increases:

  •
  Measured and Indicated resources were increased by 42% (682,000 pounds) from 1.606 million to 2.288 million pounds eU3O8.

  •
  Inferred resources increased by 58% (184,500 pounds) from 315,500 pounds to 500,000 pounds eU3O8.

        A 150-hole exploration drilling program was conducted in 2015 immediately south and southeast of MU1. The primary goal of this program was to characterize three previously-identified mineralized sand units (FG, HJ, and KM). Exploratory drilling was conducted along drill hole fences spaced at 400 foot intervals along the projected mineralized trend.

        The exploration program was conducted in two phases, with the first phase completed early in 2015. Ninety-one exploratory holes were drilled at the time, totaling 51,535 feet of drilling. The first phase successfully extended several mineralization trends and increased resources within three mineralized horizons. This drilling identified 120,800 pounds of new Measured and Indicated resources and 296,300 pounds of Inferred resources south of MU1. These exploration resources were reported in the 2015 Technical Report.

        In third quarter 2015, the second phase of drilling was completed, consisting of 59 drill holes (24,760 feet of drilling). This drilling continued to extend the mineralization trends and increased resources within the three mineralized horizons. This drilling identified an additional 18,400 pounds of new Measured and Indicated resources and 201,700 pounds of Inferred resources south of MU1. The majority of this drilling was performed on the Lost Creek Project. However, some resources were delineated within the HJ and KM horizons on the LC East Project.

Mineralization

        Mineralization at the Lost Creek Project and Adjoining Projects occurs as roll front type uranium deposits. Mineralization occurs in sand horizons within the Eocene-age Battle Spring Formation. The most significant mineral resources in the Lost Creek Property occur within two major stratigraphic horizons, the HJ and the KM Horizons. The HJ Horizon contains most of the currently defined mineral resources and hosts the current production zones. The HJ Horizon is subdivided into four stratigraphic sub-horizons that are also used for resource reporting. The highest abundance of uranium mineralization occurs in the MHJ1 and MHJ2 sub-horizons. Each sub-horizon, in turn, may consist of multiple mineralized roll fronts. The HJ Horizon, as a whole, contains up to 11 individual roll fronts within a stratigraphic interval of approximately 130 ft.

        The KM Horizon underlies the HJ Horizon and contains additional significant mineralization that will be targeted for future production later in the Lost Creek mine plan. Mine approvals for the KM Horizon will be addressed by the proposed amendments to the mine license and permits. To date, a total of nine individual roll fronts have been identified in the KM Horizon within a stratigraphic interval of approximately 100 ft.

        Mineral resources that are currently targeted for mining in the Lost Creek Property occur within two major trends. In the Lost Creek Project, resources are focused in an east-west oriented trend approximately three miles long and 500 to 2,000 ft. wide, termed the Main Mineral Trend (MMT). Mineralization targeted for mining has also been identified within the underlying KM Horizon. The FG Horizon also contains considerable mineralization.

        A second mineralized trend of significance, the East Mineral Trend (EMT), was identified by historical drilling within the LC East Project. Although geologically similar, it appears to be a separate and independent trend from the MMT and is believed to be the product of a different mineralization system. The EMT assumes a generalized northeast-southwest orientation extending for approximately six and one-half miles with a width of 500 to 1,500 ft. As in the MMT, the known mineralization occurs mainly in the HJ and KM Horizons. Significant occurrences have also been identified in the FG Horizon.

Sample Collection, Preparation, Analysis and Security

        All mineralization at the Lost Creek Property does not outcrop. Therefore, testing of the mineralization is accomplished solely by drilling. Similarly, virtually all measurement of uranium content, or "sampling," is accomplished by one or more of three methods derived from the drilling activities:

  1.
  Down-Hole Gamma Logs: This method is the most common and provides information on mineralization. Every hole drilled on the Lost Creek Property is gamma logged. Gamma logging is an indirect measurement of uranium content.

  2.
  PFN (Prompt Fission Neutron) logging of selected mineralized intervals. This method provides a direct downhole measurement of uranium content as a supplement to, and confirmation of, gamma measurements.

  3.
  Coring: Only a small percentage of drilled holes are cored. Laboratory analyses of core provide information on uranium content and physical, mineralogical and chemical properties of the host formation.

Lost Creek Property Mineral Resource Estimate

        The prior Lost Creek Property resource estimate (2015 Technical Report) was updated based on the following new data sources:

  1.
  As of October 15, 2015, 138 close-spaced pattern wells had been piloted, 20 monitor wells had been completed and 22 delineation holes drilled within MU2. In addition to this newly-acquired data, all existing drill hole data within MU2 were re-evaluated, using a 0.20 GT cutoff, and included in the MU2 resource estimate.

  2.
  The results from the second phase of the 2015 exploratory drilling program. Fifty-nine drill holes were completed during this phase, adding 18,423 pounds of Measured and Indicated resources, and 201,785 pounds of Inferred resources since the 2015 Technical Report.

  3.
  All resources throughout the entire Lost Creek Property were updated using a 0.20 GT cut-off in the revised resource estimation process.

        Updated resource estimations based on the first phase of the 2015 exploration program and final pattern drilling within MU1 were disclosed in the 2015 Technical Report.

        The current mineral resource estimate for the Lost Creek Property, after subtracting 1.358 million pounds of uranium produced from MU1 through September 30, 2015, is 13.251 million pounds in the Measured and Indicated categories, and 6.439 million pounds eU3O8 in the Inferred category. In general, the current resource estimate represents a net increase to the Lost Creek Property (all Projects) of 3.146 million pounds eU3O8 in the Measured and Indicated categories (after adjustment for MU1 production) and 1.402 million pounds eU3O8 in the Inferred category when compared to the previous estimate in the June 17, 2015 Technical Report. This represents a 31% and 28% increase in the respective categories. The updated resource estimate is summarized below:

        Mr. Bonner, C.P.G., is of the opinion that the classification of the resources as stated meets the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) definitions as adopted by the CIM Council on May 10, 2014 (CIM Council, 2014). The mineral resource estimates in the Lost Creek PEA, based on historical and recent drilling, were reviewed and accepted by Mr. Bonner.

        The majority of resources within the Lost Creek Property have been geographically allocated to 12 designated Resource Areas ("RAs") which represent the accumulation of resources within a given horizon in a given area. Economic analyses in the Lost Creek PEA are performed solely on these designated areas, due to the vertical and lateral continuity of the resources. RAs represent precursors to potential mine units (wellfields). To date, RAs 1 and 2 have been converted to Mine Units 1 and 2, respectively. At the current time, approximately 87% of the total Lost Creek Property resources, as presented in the Resource Summary above, are contained within Resource Areas.

Cautionary statement:

        The Lost Creek PEA is preliminary in nature, and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. The estimated mineral recovery used in the Lost Creek PEA is based on recovery data from wellfield operations to date, as well as the Company's personnel and industry experience at similar facilities. There can be no assurance that recovery at this level will be achieved.

        The authors of the Lost Creek PEA have assumed that the Company's operations at the Lost Creek Property will be conducted in conformance with applicable laws, regulations and requirements of federal, state and local agencies. It is also assumed that organization and management controls have been and will continue to be established to ensure compliance with applicable regulations and to implement the Company's policy for providing a safe working environment including the philosophy of maintaining radiation exposures As Low As Reasonably Achievable ("ALARA").

        The new resources identified via the recent activities and evaluations have been added to the Lost Creek production plan and provide a positive impact on the possible economics of the Lost Creek Property. The revenue for the cash flow estimate was developed using the GT contour mineral resource estimate for the MMT and EMT, and further assumed that, based on an 80% recovery factor, approximately 13.8 million pounds of U3O8 will be recovered from the MMT and EMT at the Lost Creek Property. Remaining CAPEX costs are for sustaining capital requirements at the mine site and are primarily associated with the replacement of equipment that will be used in the future operations of the plant and the wellfields. The sustaining capital cost is estimated to be US$3.6 million. In addition, although not considered sustaining capital, costs are included in this analysis for the installation of two additional deep disposal wells at an estimated cost of US$6.2 million. The sustaining capital estimate is based on the actual previous purchases of the same equipment and/or vendor prices, thus the predicted level of accuracy of the sustaining capital estimate is +/– 10%.

        OPEX cost estimates in the Lost Creek PEA were developed by evaluating each process unit operation and associated operating services (power, water, air, waste disposal), infrastructure (offices, shops), salary plus burden, and environmental control (heat, air conditioning, monitoring). The OPEX estimate in the Lost Creek PEA is based on the Company's current operating costs, budgets, development plan, deliverables, process flow sheets, process design, materials balance and project manpower schedule.

        Construction of the plant and first mine unit (wellfield) began in October 2012. Plant construction was completed in the third quarter of 2013. Wellfield drilling and construction activities have been completed to various levels with the majority of the work occurring in the first mine unit and a portion of the drilling occurring in the second mine unit.

        Subsequent to initial capital purchases, all other installation costs have been expensed. These include additional construction in the first mine unit, installation of the monitor well ring in the second mine unit and the drilling and construction of the third deep disposal well.

        There is no certainty that the mineral recovery or the economic analyses presented in the Lost Creek PEA will be realized. In order to realize the full potential benefits described in the Lost Creek PEA the following activities are required:

  •
  Further development of Mine Unit 2; and

  •
  Continuation of permit amendment process for the required permits and approvals for KM production and LC East production.

Regulatory Authorizations and Land Title of the Lost Creek Property

        Beginning in 2007, we completed all necessary applications and related processes to obtain the required permitting and licenses for the Lost Creek Project, of which the three most significant are: a Source and Byproduct Materials License from the NRC (received August 2011); a Plan of Operations with the BLM (Record of Decision ("ROD") received October 2012; affirmed by U.S. District Court for the District of Wyoming, September 2013); and a Permit and License to Mine from the WDEQ (October 2011). The WDEQ License to Mine was issued following determinations in favor of the project by the WEQC with respect to a third-party objection, which included a WEQC direction that the WDEQ Permit be approved by the WDEQ. The WDEQ Permit includes the approval of the first mine unit, as well as the Wildlife Management Plan, including a positive determination of the protective measures at the project for the greater sage-grouse species.

        In March 2010, the USFWS submitted a finding of "warranted for listing but precluded by higher priorities" with regard to the greater sage-grouse, whose habitat includes Wyoming. A finding that listing is "warranted but precluded" results in recognition of the greater sage-grouse as a candidate for listing. Pursuant to a settlement agreement, issued as a consent decree of a federal district court, the USFWS was required to make a listing decision on or before September 30, 2015.

        As a part of the Lost Creek WDEQ Application, we submitted a Wildlife Protection Plan addressing, among other issues, the sage-grouse. The Wyoming Game and Fish Department ("WGFD") reviewed and recommended the Wildlife Management Plan to the WDEQ, including findings that the Wildlife Management Plan meets all of the protection measures for the greater sage-grouse species, and is consistent with the Wyoming Governor's Executive Order on the sage-grouse. Following WGFD's recommendation, the Lost Creek Wildlife Management Plan was incorporated into the WDEQ Permit, and subsequently upheld by the WEQC rulings.

        The State of Wyoming has developed a "core-area strategy" to help protect the greater sage-grouse species within certain core areas of the state. Exploration areas of our Lost Creek property are all within a designated core area and are thus subject to work activity restrictions from March 1 to July 15 of each year. The timing restriction precludes exploration drilling and other non-operational based activities which may disturb the sage-grouse. Drilling activity is not restricted outside this period. The sage-grouse timing restrictions relevant to ISR production and operational activities at the Lost Creek Project are somewhat different because the State has recognized that mining projects within core areas must be allowed to operate year-round. Therefore, there are no timing restrictions on drilling, construction, or operational activities within pre-approved disturbed areas within our permit to mine.

        Potential risks to the accessibility of the estimated mineral resource may include changes in the designation of the sage grouse as an endangered species by the USFWS because the Lost Creek

Property lies within a sage grouse core area as defined by the state of Wyoming. In September 2015, the USFWS issued its finding that the greater sage grouse does not warrant protection under the Endangered Species Act (ESA). The USFWS reached this determination after evaluating the species' population status, along with the collective efforts by the BLM and U.S. Forest Service, state agencies, private landowners and other partners to conserve its habitat. After a thorough analysis of the best available scientific information and taking into account ongoing key conservation efforts and their projected benefits, the USFWS determined the species does not face the risk of extinction now or in the foreseeable future and therefore does not need protection under the ESA. Should future decisions vary, or state or federal agencies alter their management of the species, there could potentially be an impact on future expansion operations. However, the Company continues to work closely with the WDGF and the BLM to mitigate impacts to the sage grouse.

        Meanwhile, in related regulatory processes, the BLM prepared environmental impact statements for and issued amendments to eleven Resource Management Plans ("RMPs"), related to the greater sage-grouse. Included in these RMPs are proposals to designate millions of acres of federal lands currently open for mineral location as lands to be withdrawn from such mineral status.

        Additional authorizations from federal, state and local agencies for the Lost Creek Project include: WDEQ-Air Quality Division Air Quality Permit and WDEQ-Water Quality Division Class I Underground Injection Control ("UIC") Permit. The latter permit allows Lost Creek to operate up to five Class I injection wells to meet the anticipated disposal requirements for the life of the Lost Creek Project. The Environmental Protection Agency ("EPA") issued an aquifer exemption for the Lost Creek project. The WDEQ's separate approval of the aquifer reclassification is a part of the WDEQ Permit. We also received approval from the EPA and the Wyoming State Engineer's Office for the construction and operation of two holding ponds at Lost Creek.

        In 2014, two applications for amendments to the primary authorizations to mine were submitted to regulatory agencies. In 2015, the BLM issued a notice of intent to complete an environmental impact statement for the application. The NRC will participate in this review as a cooperating agency. A permit amendment requesting approval to mine at the LC East Project and within the KM Horizon at the Lost Creek Project was submitted to the WDEQ for review and approval. Approval will include an aquifer exemption. The air quality permit will be revised to account for additional surface disturbance. An application will be submitted to Sweetwater County to re-zone the land at LC East. A subsequent Development Plan will also have to be submitted for review and approval. Numerous well permits from the State Engineer's Office will be required.

        A WDEQ draft permit for Underground Injection Control (UIC) Class V wells has been completed for Lost Creek. It is anticipated that final approvals from all regulators will be received in first quarter 2016. These approvals will allow for the onsite disposal of fresh permeate (i.e., clean water) into Class V wells. Site operators will use the reverse osmosis circuits, which were installed during initial construction of the plant, to treat process waste water into brine and permeate streams. The brine stream will continue to be disposed of in the UIC Class I deep wells while the clean, permeate stream will be injected into the UIC Class V wells. It is expected that these operational procedures, which are expected to be commissioned and fully operational in second quarter 2016, will significantly enhance waste water disposal capacity at the site.

        Through certain of our subsidiaries, we control the federal unpatented lode mining claims and State of Wyoming mineral leases which make up the Lost Creek Property. Title to the mining claims is subject to rights of pedis possessio against all third-party claimants as long as the claims are maintained. The mining claims do not have an expiration date. Affidavits have been timely filed with the BLM and recorded with the Sweetwater County Recorder attesting to the payment of annual maintenance fees to the BLM as established by law from time to time. The state leases have a ten-year term, subject to renewal for successive ten-year terms.

        The surface of all the mining claims is controlled by the BLM, while we have the right to use as much of the surface as is necessary for exploration and mining of the claims, subject to compliance with all federal, state and local laws and regulations. Surface use on BLM lands is administered under federal regulations. Similarly, access to state-controlled land is largely inherent within the State of Wyoming mineral lease. The state lease at the Lost Creek Project requires a nominal surface impact fee to be paid. The other state mineral leases currently do not have surface impact payment obligations.

        A professional legal survey of the permit area boundary of the Lost Creek Project was completed in advance of the submission of applications for permits and licenses on the Project. Similarly, a professional legal survey was conducted for the anticipated permit area for the LC East permit amendments. Legal surveys of individual mining claims are not required, and otherwise have not been completed. The area covered by the state leases is based on the legal subdivision descriptions as set forth by the U.S. Cadastral Survey and have not been verified by legal surveys.

Exploration and Development Properties

Our Five Projects Adjoining Lost Creek, Together with the Lost Creek Project, Form the Lost Creek Property

        The LC East and LC West Projects (currently, approximately 5,710 acres (2,130 hectares) and 3,840 acres (1,550 hectares), respectively) were added to the Lost Creek Property in 2012. The two projects were formed through location of new unpatented lode mining claims and an asset exchange completed in February 2012 with Uranium One Americas, Inc., through which we acquired 175 unpatented mining claims and related data. In 2012, all baseline studies at LC East were initiated. In 2014, we submitted applications for amendments of the Lost Creek licenses and permits to include development of LC East. We also located additional lode mining claims to secure the lands in what will be the LC East permit area. The EMT is a second mineral trend of significance, in addition to the MMT at Lost Creek, identified by historic drilling on the lands forming LC East. The Lost Creek PEA recommends further wellfield development to continue recovery activities, and to pursue all regulatory authorizations to recover from the KM horizon and the EMT in LC East toward a goal of future production.

        The LC North Project (approximately 7,730 acres (3,120 hectares)) is located to the north and to the west of the Lost Creek Project. Historical wide-spaced exploration drilling on this project consisted of 161 drill holes. The Company has conducted two drilling programs at the project. Exploration drilling will be conducted at LC North to pursue the potential of an extension of the MMT in the HJ and KM horizons.

        The LC South Project (approximately 10,775 acres (4,360 hectares)) is located to the south and southeast of the Lost Creek Project. Historical drilling on the LC South Project consisted of 482 drill holes. In 2010, the Company drilled 159 exploration holes (total, 101,270 feet (30,876 meters)) which confirmed numerous individual roll front systems occurring within several stratigraphic horizons correlative to mineralized horizons in the Lost Creek Project. Also, a series of wide-spaced drill holes were part of this exploration program which identified deep oxidation (alteration) that represents the potential for several additional roll front horizons. The HJ and KM horizons will be further explored, as well as additional drilling to further evaluate the potential of deeper mineralization.

        The EN Project (approximately 10,122 acres (4,100 hectares)) is adjacent to and east of LC South. We have over 50 historical drill logs from the EN project. Some minimal, deep, exploration drilling has been conducted at the project. Although no mineral resource is yet reported due to the limited nature of the data, Company geologists recommend that the EN project should be explored further with wide spaced framework drilling to assess regional alteration and stratigraphic relationships.

Pathfinder Mines Corporation: Shirley Basin Mine Site (Shirley Basin, Wyoming) and Lucky Mc Mine Site (Gas Hills Mine District, Wyoming)

        As a part of the Pathfinder acquisition, we now own the Shirley Basin and Lucky Mc mine sites in the Shirley Basin and Gas Hills mining districts of Wyoming, respectively, from which Pathfinder and its predecessors historically produced more than seventy-one million pounds of uranium, primarily from the 1960s through the 1990s. Pathfinder's predecessors included COGEMA, Lucky Mc Uranium Corporation, and Utah Construction/Utah International.

        Both Lucky Mc and Shirley Basin conventional mine operations were suspended in the 1990s due to low uranium pricing, and facility reclamation was substantially completed. We assumed the remaining reclamation responsibilities including financial surety for reclamation, at Shirley Basin and at the Lucky Mc mine site. The Lucky Mc tailings site was fully reclaimed and, at the time of our acquisition, was in the process of being transferred to the DOE. Therefore, we assumed no obligations with respect to the Lucky Mc tailings site, which were retained by the seller upon closing, or the NRC license at the site. We do not have plans for the further exploration or development of the Lucky Mc property during 2016.

        Together with property holdings of patented lands, unpatented mining claims, and State of Wyoming and private leases totalling more than 5,500 acres (nearly 3,700 acres at Shirley Basin (approximately 1,500 hectares); approximately 1,800 at Lucky Mc (approximately 750 hectares)), we also acquired all historic geologic, engineering and operational data related to the two mine areas. Our project at Shirley Basin (the "Shirley Basin Project" or "Shirley Basin") is located in Carbon County, Wyoming, approximately 40 miles south of Casper, Wyoming. The Shirley Basin Project is accessed by travelling west from Casper, on Highway 220. After travelling 18 miles, turn south on Highway 487 and travel an additional 35 miles; the entrance to Shirley Basin Mine is to the east.

        Under the terms of our acquisition of Pathfinder, we are obligated to pay a 5% production royalty on production at the Shirley Basin Project under certain market conditions. That royalty will be limited by the following market conditions: (i) if the reported spot price exceeds $55 prior to June 30, 2016 the 5% gross royalty is capped at US$6,625,000; (ii) if the reported spot price exceeds US$45, but does not exceed US$55 prior to June 30, 2016 the royalty cap is reduced to US$3,700,000; (iii) if the reported spot price does not exceed US$45 prior to June 30, 2016 the royalty is terminated. The amount of production royalty, if triggered, may be purchased back at any time at our election.

        The tailings facility at the Shirley Basin site is one of the few remaining facilities in the United States that is licensed by the NRC to receive and dispose of byproduct waste material from other in situ uranium mines. We continue to operate the byproduct disposal site and accepted deliveries throughout 2015 under several existing contracts.

Shirley Basin History and Geology

        The Shirley Basin property lies in the northern half of the historic Shirley Basin uranium mining district (the "District"). Earliest discoveries were made in 1954 by Teton Exploration. This was followed by an extensive claim staking and drilling rush by several companies in 1957. Several important discoveries were made and the first mining was started in 1959 by Utah Construction Corp. (predecessor to Pathfinder). Underground mining methods were initially employed but encountered severe groundwater removal problems, so in 1961 Utah Construction switched to solution mining methods. In 1968 market and production needs caused Utah Construction to move to open-pit mining and a conventional mill. All production within the district since that time has been by open-pit methods.

        Several companies operated uranium mines within the District, however three companies were dominant. Utah Construction/Pathfinder's efforts were focused in the northern portions of the District, while Getty was largely in the central portions, and Kerr-McGee was in the southern portions. In 1960 Getty and Kerr-McGee joined together as Petrotomics Company to build a mill for joint processing of their production. The last mining in the District ended in 1992 when Pathfinder shut down production due to market conditions. Total production from Shirley Basin was 51.3 million pounds of uranium, of which 28.3 million pounds came from the Utah Construction/Pathfinder operations which we now own.

        Resources which we are currently targeting for ISR production represent unmined extensions of mineral trends addressed in past open-pit mines. These extensions had been targeted for mining but were abandoned with shut-down of the mining operations in 1992.

        The Shirley Basin mining district lies in the north-central portions of the Shirley Basin geologic province, which is one of several inter-montane basins in Wyoming created 35-70 million years ago (mya) during the Laramide mountain building event. The Basin is floored by folded sedimentary formations of Cretaceous age (35-145 mya). These units were tilted by Laramide tectonic forces and subsequently exposed to erosion, creating a "paleo-topographic" surface. In the northern half of the Basin the Cretaceous units were later covered by stream sediments of the Wind River Formation of Eocene age (34-56 mya) which filled paleo-drainages cut into a paleo-topographic surface. The source of the Wind River sediments is granitic terrain within the nearby Laramie Range to the east and the Shirley Mountains to the southwest. The Wind River Formation was subsequently covered by younger volcanic ash-choked stream sediments of the White River and Arikaree Formations of Oligocene age (23-34 mya) and Miocene age (5-23 mya), respectively.

        The Wind River Formation is the host of the majority of uranium mineralization mined within the Shirley Basin mining district. The lithology of the Wind River Formation is characterized by multiple thick, medium to coarse grained sandstones separated by thick claystone shale units. The individual sandstones and shales are typically 20 to 50 feet thick. Total thickness of the Wind River Formation ranges from approximately 400 to 500 feet. The two most dominant sandstones are named the Main and Lower Sands. The Lower Sand represents the basal sand unit of the Wind River Formation and in places lies directly above the underlying Cretaceous formations.

        Uranium occurs as roll front type deposits along the edge of large regional alteration systems within sandstone units of the Wind River Formation. The source of the uranium is considered to be the volcanic ash content within the overlying White River Formation and also granitic content within the Wind River Formation itself. The Main and Lower Sands are the primary hosts to mineralization which we are currently targeting for ISR development. Studies we conducted in 2014, as well as previous studies by Pathfinder in the late 1990s, indicate that this mineralization is amenable to ISR extraction. The primary target is called the FAB Trend which represents the connecting mineral trend between two past-produced open-pits. A secondary target called Area 5 was also an ISR target for Pathfinder prior to shut-down of their mining operations in 1992.

Preliminary Economic Assessment for Shirley Basin Uranium Project

        The Shirley Basin mineral resource estimate includes drill data and analyses of more than three thousand holes and nearly 1.2 million feet of historic drilling at the Shirley Basin Project which were acquired with the acquisition of Pathfinder. Early in 2014, we drilled 14 confirmation holes representing approximately 6,600 feet which were included in the mineral resource estimate for the project.

        In August 2014, we issued a Technical Report on Resources for the Shirley Basin Uranium Project Carbon County Wyoming (August 27, 2014). Subsequently, in January 2015, we issued a Preliminary Economic Assessment for the Shirley Basin Uranium Project Carbon County Wyoming, January 27,

2015 (the "Shirley Basin PEA"). The current mineral resources at the Shirley Basin Project are estimated as follows:

Shirley Basin Uranium Project—2015 Resource Summary

	MEASURED			INDICATED
RESOURCE AREA	AVG GRADE % eU3O8	SHORT TONS (X 1000)	POUNDS (X 1000)	AVG GRADE (X 1000)	SHORT TONS (X 1000)	POUNDS (X 1000)
FAB TREND	0.280	1,172	6,574	0.119	456	1,081
AREA 5	0.243	195	947	0.115	93	214
TOTAL	0.275	1,367	7,521	0.118	549	1,295
MEASURED & INDICATED				0.230	1,915	8,816

Notes:

(1)
Sum of Measured and Indicated tons and pounds may not add to the reported total due to rounding.

(2)
Mineral resources that are not mineral reserves do not have demonstrated economic viability.

(3)
Based on grade cutoff of 0.020 percent eU3O8 and a grade × thickness cutoff of 0.25 GT.

(4)
Measured, Indicated, and Inferred Mineral Resources as defined in Section 1.2 of NI 43-101 (the CIM Definition Standards (CIM Council, 2014)).

(5)
Resources are reported through July 2014.

(6)
All reported resources occur below the historical, pre-mining static water table.

(7)
Sandstone density is 16.0 cu. ft./ton.

        Information shown in the table above differs from the disclosure requirements of the SEC. See "Cautionary Note to U.S. Investors Concerning Disclosure of Mineral Resources" above.

        No additional exploration or delineation drilling has been conducted at the project. Baseline environmental studies were completed during 2014 - 2015, allowing for the preparation of applications for permits to proceed. The first of these applications was submitted to the WDEQ in December 2015. We anticipate that the application for a source material license for the project will be submitted to the NRC during first quarter 2016.

CONSOLIDATED CAPITALIZATION

        The following table sets forth the consolidated capitalization of the Company as at the dates indicated, and as adjusted to give effect to the issue of the Offered Shares under the Offering. This table should be read in conjunction with the Company's audited consolidated financial statements for the fiscal year ended December 31, 2014, together with the notes thereto and the Company's unaudited consolidated interim financial statements for the three and nine month periods ended September 30, 2015 together with the notes thereto, incorporated by reference in this prospectus supplement. Except as set forth below, there have been no material changes in the share capital of the Company since December 31, 2014. All amounts are in thousands of US dollars except for per share data and except as otherwise stated.

	As at December 31, 2014 before giving effect to the Offering (audited)	As at September 30, 2015 before giving effect to the Offering (unaudited)	As at September 30, 2015 after giving effect to the Offering (unaudited)
	($)	($)	($)(1)
Share Capital (thousands)	$168,118	$168,911	$174,301(2)
(Common Shares—Authorized: unlimited)	129,365,076	130,188,775	142,188,775	(3)
Stock Options	8,468,614	8,676,918	8,676,918
Warrants	8,374,112	8,324,112	8,324,112
Total Shareholders' Equity (thousands)	$32,101	$31,692	$37,082	(4)
Restricted Share Units	659,964	774,386	774,386

(1)
Assuming the Over-Allotment Option is not exercised.

(2)
If the Over-Allotment Option is exercised in full, the share capital will be $175,147.

(3)
If the Over-Allotment Option is exercised in full, the Common Shares outstanding will be 143,988,775.

(4)
If the Over-Allotment Option is exercised in full, Total Shareholders' Equity will be $37,928.

        There have been no material changes to the Company's share and loan capitalization on a consolidated basis since September 30, 2015.

 USE OF PROCEEDS

        The net proceeds to be received by the Company from the Offering, after deducting the Underwriters' Fee and estimated expenses of the Offering, will be approximately $5,390,000. If the Over-Allotment Option is exercised in full, the net proceeds to be received by the Company from the Offering, after deducting the Underwriters' Fee and estimated expenses of the Offering, will be approximately $6,236,000.

        It is anticipated that approximately 90% of the net proceeds of the Offering will be used by the Company for the advancement and the development of the company's Lost Creek project including equipment and chemicals for the plant and facilities, and construction and further development of header houses and wellfields, including drilling, materials and labor. This amount will include the anticipated licensure and permitting activities, including routine regulatory fees, for Lost Creek during 2016.

        The remaining net proceeds of the Offering, after the foregoing, anticipated to be less than 10%, will be used by the Company for working capital and general corporate purposes, including the payment of ongoing debt service obligations. The proceeds will provide for additional cash flow coverage between deliveries into term and spot contracts and time for receipt of proceeds from such sales.

        Although the Company intends to use the net proceeds from the Offering as set forth above, the actual allocation of the net proceeds may vary depending on future developments in the Company's mineral properties or unforeseen events, including those factors disclosed under the heading "Risk Factors".

        In the event that the Over-Allotment Option is exercised, any additional net proceeds will be allocated to general working capital.

 UNDERWRITING

        Pursuant to the underwriting agreement, dated February 2, 2016 (the "Underwriting Agreement"), the Company has agreed to sell and Cantor Fitzgerald Canada Corporation, as lead underwriter, Raymond James Ltd. and Dundee Securities Ltd. (collectively, the "Underwriters") have agreed to purchase on the Closing Date the Offered Shares at the Offering Price, payable in cash to the Company against delivery. The obligations of the Underwriters under the Underwriting Agreement may be terminated upon the occurrence of certain stated events. The Underwriters are, however, obligated to take up and pay for all of the Offered Shares if any of the securities are purchased under the Underwriting Agreement. The Offering Price was determined by negotiation between the Company and the Underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
Cantor Fitzgerald Canada Corporation	7,200,000
Raymond James Ltd.	3,600,000
Dundee Securities Ltd.	1,200,000

Total	12,000,000

        Pursuant to the Underwriting Agreement, the Company has granted to the Underwriters the Over-Allotment Option, exercisable no later than 30 days after the Closing Date, to purchase the Over-Allotment Shares at the Offering Price on the same terms and conditions as apply to the purchase of the Offered Shares thereunder. The Underwriters may exercise the Over-Allotment Option only to the extent required to cover over-allotments made in connection with the sale of the Offered Shares under this prospectus and for market stabilization purposes. This prospectus qualifies the grant of the Over-Allotment Option and the distribution of the Over-Allotment Shares issuable upon exercise of the Over-Allotment Option.

        Jeffrey Klenda, Executive Director and acting Chief Executive Officer of the Company and a director of the Company, is expected to purchase 1,000,000 Common Shares under the Offering for gross proceeds of US$500,000. The Company's Audit Committee has approved Mr. Klenda's participation in the Offering.

        The Underwriters may sell Offered Shares in the United States through their U.S. affiliates, Cantor Fitzgerald & Co., Raymond James & Associates, Inc. and Dundee Securities Inc. Subject to applicable law, the Underwriters may offer to sell the Offered Shares outside of Canada and the United States.

        Pursuant to the Underwriting Agreement, the Company has agreed to pay to the Underwriters the Underwriters' Fee which is equal to six percent of the gross proceeds from the issue and sale of the Offered Shares and Over-Allotment Shares, if any, for various services rendered to the Company in connection with the Offering.

        The Company has also agreed to reimburse the Underwriters for their reasonable out-of-pocket fees and expenses, including the fees and expenses of their legal counsel whether or not the Offering is completed, in an amount not to exceed $80,000. All amounts payable to the Underwriters will be paid from the proceeds of the Offering.

        The Underwriters reserve the right to offer selling group participation, in the normal course of the brokerage business, to selling groups of other licensed broker-dealers, brokers or investment dealers, who may or may not be offered part of the Underwriters' Fee.

        The Company has agreed in the Underwriting Agreement that it shall not issue, negotiate or enter into any agreement to sell or issue or announce the issue of, any equity securities of the Company, other than: (i) the issuance of the Offered Shares; (ii) pursuant to the grant of options in the normal course pursuant to the Company's employee stock option plan, the issuance of securities in the normal course pursuant to the Company's restricted share unit plan ("RSU Plan"), the issuance of common shares upon exercise or redemption of such options or restricted share units, as applicable, or issuance of securities pursuant to the exercise or conversion, as the case may be, of options or securities of the Company outstanding on the date hereof; (iii) or an issuance of options or securities in connection with a bona fide acquisition by the Company, for a period of 90 days following the Closing Date (the "Expiry Date"), without the prior written consent of Cantor Fitzgerald Canada Corporation, on behalf of the Underwriters, such consent not to be unreasonably withheld.

        As a condition precedent to the Underwriters' obligation to close the Offering, subject to customary exemptions permitting dispositions to trusts for the direct or indirect benefit of the director or senior officer and/or the immediate family of such person, and tenders to a take-over bid or acquisition transaction, all directors and senior officers of the Company shall be required to execute and deliver written undertakings in favour of the Underwriters agreeing not to sell, transfer, pledge (other than as disclosed to the Underwriters in writing), assign, or otherwise dispose of any securities of the Company owned, directly or indirectly by such directors or senior officers, until the Expiry Date, without the prior written consent of the Lead Underwriter on behalf of the Underwriters. Notwithstanding the foregoing, on or after March 21, 2016, certain directors and senior officers of the Company will be entitled to sell or otherwise dispose of securities of the Company in connection with the redemption of certain restricted share units under the RSU Plan as disclosed to the Underwriters. Notwithstanding the foregoing, if (1) during the last 17 days of prior to the Expiry Date the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the Expiry Date the Company announces that it will release earnings results during the 16-day period beginning on the Expiry Date, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Underwriters waive, in writing, such extension. The Company will provide the Underwriters, and each director and senior officer of the Company with prior notice of any such announcement that gives rise to an extension of this period.

        Pursuant to policies of certain Canadian securities regulatory authorities, the Underwriters may not, throughout the period of distribution under the Offering, bid for or purchase Common Shares for their own accounts or for accounts over which they exercise control or direction. The foregoing restriction is subject to certain exceptions, on the condition that the bid or purchase not be engaged in for the purpose of creating actual or apparent active trading in or raising the price of the Common Shares. These exceptions include a bid or purchase permitted under Universal Market Integrity Rules for Canadian marketplaces administered by the Investment Industry Regulatory Organization of Canada relating to market stabilization and passive market making activities, and a bid or purchase made for or on behalf of a customer where the order was not solicited during the period of distribution. Subject to the foregoing, the Underwriters may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which otherwise might prevail on the open market. Such transactions, if commenced, may be discontinued at any time. The Underwriters may carry out these transactions on the TSX, NYSE MKT, in the over-the-counter market or otherwise.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of preventing or mitigating a decline in the market price of the Common Shares, and may cause the price of the Offered Shares to be higher than would otherwise exist in the open market absent such stabilizing activities. As a result, the price of the Offered Shares may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

        The Company has agreed, pursuant to the Underwriting Agreement, to indemnify the Underwriters and their respective affiliates and their respective directors, officers, employees shareholders and agents and each other person, if any, controlling any of the Underwriters or their affiliates and against certain liabilities, including liabilities under Canadian and U.S. securities legislation in certain circumstances or to contribute to payments the Underwriters may have to make because of such liabilities.

        The Underwriters propose to offer the Offered Shares initially at the Offering Price. After the Underwriters have made a reasonable effort to sell all of the Offered Shares at such price, the Offering Price may be decreased and may be further changed from time to time to an amount not greater than the Offering Price, and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Offered Shares is less than the proceeds paid by the Underwriters to the Company.

        The Company has applied for conditional approval to list the Offered Shares on the TSX and has applied to list the Offered Shares on the NYSE MKT. Listing of the shares will be subject to fulfilling all of the requirements of the TSX and NYSE MKT.

        Other than pursuant to certain exceptions, the Offered Shares will be available for delivery in book-based form through CDS and the Depositary Trust Company ("DTC") or their respective nominees and will be deposited with CDS on the Closing Date. A purchaser of Offered Shares will receive only a customer confirmation from the Underwriters or other registered dealer who is a CDS Participant or a DTC participant ("DTC Participant") through which the Offered Shares are purchased. Purchasers who are not issued a certificate evidencing the Common Shares which are subscribed for by them at closing may request that a certificate be issued in their name. Such a request will need to be made through the CDS Participant or DTC Participant through whom the beneficial interest in the securities is held at the time of the request.

        A prospectus in electronic format may be made available on the web sites maintained by one or more of the Underwriters or their U.S. affiliates participating in the offering. The Underwriters may agree to allocate a number of shares to the Underwriters and their U.S. affiliates for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to the Underwriters and their U.S. affiliates that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by the Company or any Underwriter in its capacity as underwriter, and should not be relied upon by investors.

        Certain of the Underwriters and their affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

DESCRIPTION OF SHARE CAPITAL

General

        The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of Class A Preference Shares. As of January 31, 2016, there were 130,387,061 Common Shares and no preferred shares issued and outstanding.

        The holders of the Common Shares are entitled to one vote per share at all meetings of the shareholders of the Company. The holders of Common Shares are also entitled to dividends, if and when declared by the directors of the Company and the distribution of the residual assets of the Company in the event of a liquidation, dissolution or winding up of the Company.

        The Company's Class A Preference Shares are issuable by the directors in one or more series and the directors have the right and obligation to fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of each series. The rights of the holders of Common Shares will be subject to, and may be adversely affected by, the rights of the holders of any Class A Preference Shares that may be issued in the future. The Class A Preference Shares, may, at the discretion of the board of directors, be entitled to a preference over the Common Shares and any other shares ranking junior to the Class A Preference Shares with respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding up.

Prior Sales

        For the 12-month period before the date of this prospectus supplement, the Company issued the following Common Shares and securities convertible into Common Shares:

Date of Issuance	Number of Securities Issued	Security Issued	Issue/Exercise Price Per Security
2/10/2015	10,000	Common Shares(2)	US$	0.81
2/18/2015	10,000	Common Shares(2)	US$	0.81
2/24/2015	56,113	Common Shares(2)	US$	0.81
2/25/2015	22,758	Common Shares(2)	US$	0.81
2/26/2015	21,640	Common Shares(2)	US$	0.81
3/4/2015	114,888	Common Shares(2)	US$	0.81
3/5/2015	200,386	Common Shares(2)	US$	0.81
3/13/2015	274,574	Restricted Share Units(4)	US$	0.00
5/1/2015	115,214	Common Shares(2)	US$	0.95
5/12/2015	21,023	Common Shares(2)	US$	0.82
5/29/2015	200,000	Stock Options(3)	US$	1.14
8/5/2015	4,212	Common Shares(2)	US$	0.76
8/17/2015	210,586	Restricted Share Units(4)	US$	0.00
8/17/2015	842,354	Stock Options(3)	US$	0.86
12/11/2015	310,432	Restricted Share Units(4)	US$	0.00
12/11/2015	1,341,698	Stock Options(3)	US$	0.80
1/5/2016	16,620	Common Shares(2)	US$	0.77
1/11/2016	110,485	Common Shares(1)	US$	0.00
1/25/2016	59,255	Common Shares(1)	US$	0.00
1/26/2016	27,634	Common Shares(1)	US$	0.00

(1)
Vested Restricted Share Units ("RSUs") redeemed for Common Shares by employees and directors.

(2)
Stock options exercised by employees and directors.

(3)
Stock options granted to employees and directors pursuant to the Company's stock option plan.

(4)
RSUs granted to employees and directors pursuant to the Company's RSU plan.

Trading Price and Volume

        The Common Shares are listed on the TSX under the trading symbol "URE". The following table sets forth information relating to the trading of the Common Shares on the TSX for the periods indicated.

	Price Range (CDN$)
Month, Year	High	Low	Total Volume
January, 2016	0.98	0.73	1,264,914
December 2015	0.90	0.68	1,439,176
November 2015	0.75	0.60	714,123
October 2015	0.87	0.71	468,660
September 2015	0.91	0.72	729,272
August 2015	1.02	0.73	799,412
July 2015	1.02	0.75	1,236,734
June 2015	1.16	0.96	1,003,770
May 2015	1.28	1.10	722,811
April 2015	1.31	1.03	1,790,514
March 2015	1.35	1.11	2,488,920
February 2015	1.19	0.96	1,079,569

(1)
Source for data in the above table is TSX. Past performance should not be seen as an indicator of future performance.

        The Common Shares are listed on the NYSE MKT under the trading symbol "URG". The following table sets forth information relating to the trading of the Common Shares on the NYSE MKT for the periods indicated.

	Price Range (US$)
Month, Year	High	Low	Total Volume
January, 2016	0.70	0.51	6,032,609
December 2015	0.67	0.49	10,024,956
November 2015	0.57	0.45	3,942,873
October 2015	0.68	0.54	3,375,659
September 2015	0.69	0.53	3,509,884
August 2015	0.77	0.56	5,591,681
July 2015	0.82	0.58	7,990,067
June 2015	0.93	0.76	7,143,707
May 2015	1.07	0.90	5,847,761
April 2015	1.07	0.82	9,012,112
March 2015	1.08	0.88	6,845,371
February 2015	0.96	0.76	4,065,632

(1)
Source for data in the above table is NYSE. Past performance should not be seen as an indicator of future performance.

        On February 1, 2016, the last trading day prior to the date of this prospectus supplement, the closing price of the Common Shares on the TSX as CDN$0.77 and on the NYSE MKT was US$0.55. Securityholders are urged to obtain current market quotations for the Common Shares.

RISK FACTORS

        Prior to making an investment decision investors should consider the investment risks set out below including those set out in the Form 10-K incorporated herein by reference, which are in addition to the usual risks associated with an investment in a business at an early stage of development. The directors of the Company consider the risks set out below to be the most significant to potential investors in the Company, but do not represent all of the risks associated with an investment in securities of the Company. If any of these risks materialize into actual events or circumstances or other possible additional risks and uncertainties of which the board of directors of the Company are currently unaware or which they consider not to be material in relation to the Company's business, actually occur, the Company's assets, liabilities, financial condition, results of operations (including future results of operations), business and business prospects are likely to be materially and adversely affected.

        The risks discussed below also include forward-looking information and the Company's actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Information".

Risks Related to the Offering

The trading price of the Common Shares may experience substantial volatility.

        The Common shares may experience substantial volatility that is unrelated to the Company's financial condition or operations. The trading price of the Common Shares may also be significantly affected by short-term changes in the price of uranium. The market price of the Company's securities is affected by many other variables which may be unrelated to its success and are, therefore, not within the Company's control. These include other developments that affect the market for all resource sector-related securities, the breadth of the public market for the Common Shares and the attractiveness of alternative investments. The effect of these and other factors on the market price of the Common Shares is expected to make the price of the Common Shares volatile in the future, which may result in losses to investors.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

        The Company currently intends to allocate the net proceeds it will receive from the Offering as described under the heading "Use of Proceeds" above. However, management will have discretion in the actual application of the net proceeds, and the Company may elect to allocate proceeds differently from that described in "Use of Proceeds" if the Company believes it would be in its best interests to do so. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have an adverse effect on our business and cause the price of our Common Shares to decline.

Sales of substantial amounts of the Common Shares may have an adverse effect on the market price of the Common Shares.

        Sales of substantial amounts of the Common Shares, or the availability of such securities for sale, could adversely affect the prevailing market prices for the Common Shares. A decline in the market prices of the Common Shares could impair our ability to raise additional capital through the sale of securities should we desire to do so.

Risks Related to Our Business

Mining operations involve a high degree of risk.

        Mining operations generally involve a high degree of risk. We continue operations at our first uranium in situ recovery facility at Lost Creek, where production activities commenced in the second half of 2013. Our operations at Lost Creek and other projects as they continue in development will be subject to all the hazards and risks normally encountered in the production of uranium by in situ methods of recovery, including unusual and unexpected geological formations, unanticipated metallurgical difficulties, water management including waste water disposal capacity, equipment malfunctions and parts unavailability, other conditions involved in the drilling and removal of material through pressurized injection and production wells, radiation safety and industrial accidents, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Adverse effects on operations and/or further development of our projects could also adversely affect our business production costs, capital requirements, financial condition, results of operations and/or cash flow.

Our property interests and our projects are subject to volatility in the price of uranium.

        The price of uranium is volatile. Changes in the price of uranium depend on numerous factors beyond our control including international, economic and political trends; changes in public acceptance of nuclear power generation as a result of any future accidents or terrorism at nuclear facilities, including the longer-term effects on the market due to the events following the earthquake and tsunami affecting the Fukushima Daiichi nuclear power station in Japan in 2011; changes in governmental regulations; expectations of inflation; currency exchange fluctuations; interest rates; global or regional consumption patterns; speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of uranium, and therefore on the economic viability of our properties cannot accurately be predicted. Because most of our properties are in exploration and development stage and Lost Creek commenced operations just over two years ago, it is not yet possible for us to control the impact of fluctuations in the price of uranium.

Our business is subject to extensive environmental regulations that may make exploring, mining or related activities expensive, and which may change at any time.

        The mining industry is subject to extensive environmental and other laws and regulations, which may change at any time. Environmental legislation and regulation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. In addition to the ESA listing decision made in 2015, other rulemakings and proposed legislation are ongoing. For example, following a public comment period early in 2015, the US EPA continues with its rulemaking on changes to Part 192, which sets forth groundwater restoration and stabilization requirements for ISR uranium projects. Other EPA rulemakings related to tailings facilities and holding ponds, which may also have an impact on ISR projects, including Lost Creek, are at various stages (UMTRCA, RCRA and SDWA restoration and stabilization requirements). These are not the only laws and regulations which are the subject of discussion and proposed more restrictive changes. Moreover, compliance with environmental quality requirements and reclamation laws imposed by federal, state, and local governmental authorities may require significant capital outlays, materially affect the economics of a given property, cause material changes or delays in intended activities, and potentially expose us to litigation and other legal or administrative proceedings. We cannot accurately predict or estimate the impact of any such future laws or regulations, or future interpretations of existing laws and regulations, on our operations. Historic exploration activities have occurred on many of our properties and mining and energy production activities have occurred near certain of our properties. If such historic activities have resulted in releases or threatened releases of regulated substances to the environment, or historic activities require remediation, potential for liability may exist under federal or state remediation statutes.

The uranium mining industry is capital intensive, and we may be unable to raise necessary additional funding.

        Additional funds likely may be required to fund working capital or to fund exploration and development activities at our properties including Lost Creek and the adjoining projects at the Lost Creek Property, as well as the development of Shirley Basin. Potential sources of future funds available to us, in addition to the sales proceeds from Lost Creek production, include the sale of additional equity capital, proceeds from the exercise of outstanding convertible equity instruments, borrowing of funds or other debt structure, project financing, or the sale of our interests in assets. There is no assurance that such funding will be available to us to continue development or future exploration. Furthermore, even if such financing is successfully completed, there can be no assurance that it will be obtained on terms favorable to us or will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position. In addition, any future equity financings may result in substantial dilution for our existing shareholders.

Our mineral resource estimates may not be reliable and we need to develop additional resources to sustain ongoing operations.

        Until mineral reserves or mineral resources are actually mined and processed, the quantity of mineral resources and grades must be considered as estimates only. There are numerous uncertainties inherent in estimating quantities of mineral resources, including many factors beyond our control, and no assurance can be given that the recovery of estimated mineral reserves or mineral resources will be realized. In general, estimates of mineral resources are based upon a number of factors and assumptions made as of the date on which the estimates were determined, including:

  •
  geological and engineering estimates that have inherent uncertainties and the assumed effects of regulation by governmental agencies;

  •
  the judgment of the geologists, engineers and other professionals preparing the estimate;

  •
  estimates of future uranium prices and operating costs;

  •
  the quality and quantity of available data;

  •
  the interpretation of that data; and

  •
  the accuracy of various mandated economic assumptions, all of which may vary considerably from actual results.

        All estimates are, to some degree, uncertain. For these reasons, estimates of the recoverable mineral resources prepared by different engineers or by the same engineers at different times, may vary substantially. As such, there is significant uncertainty in any mineral resource estimate and actual deposits encountered and the economic viability of a deposit may differ materially from our estimates.

        As well, because we are now in operation and are depleting our known resource at Lost Creek, we must continue to conduct exploration and develop additional mineral resources. While there remain large areas of our Lost Creek Property which require additional exploration, and we have identified mineral resources at our Shirley Basin Project, we will need to continue to explore our other mineral properties in Wyoming or acquire additional, known mineral resource properties to replenish our mineral resources and sustain continued operations. We estimate life of mine when we prepare our mineral resource estimates, but such estimates may not be correct.

Restrictive covenants in agreements governing our indebtedness may restrict our ability to pursue our business strategies.

        Our State Bond Loan and the RMB Australia Holding Ltd (RMB) facility, under which we have received approximately $44 million in debt financing, include restrictive covenants that, among other things, limit our ability to sell the assets securing our indebtedness (which include our Lost Creek Project, Shirley Basin Project and other assets) or to incur additional indebtedness other than permitted indebtedness, which may restrict our ability to pursue certain business strategies from time to time. If we do not comply with these covenants, we could be in default which, if not addressed or waived, could require accelerated repayment of our indebtedness.

If we are unable to service our indebtedness, we could lose the assets securing our indebtedness.

        Our ability to make scheduled payments and satisfy other covenants (including financial covenants) in the State Bond Loan and the RMB facility depends on our financial condition and operating performance, which are subject to prevailing economic, competitive, legislative and regulatory conditions beyond our control. We may be unable to generate a level of cash flow from operating activities sufficient to permit us to pay the principal, interest and other fees on our indebtedness.

        If we cannot make scheduled payments on our debt, we will be in default which, if not addressed or waived, could require accelerated repayment of our indebtedness and the enforcement by the lenders against the assets securing our indebtedness. The secured collateral includes the Lost Creek assets (State Bond Loan) and the Pathfinder assets (RMB facility). These are key assets on which our business is substantially dependent and as such, the enforcement against any one or all of these assets would have a material adverse effect on our operations and financial condition.

Our mining operations are subject to numerous environmental laws, regulations and permitting requirements and bonding requirements that can delay production and adversely affect operating and development costs.

        Our business is subject to extensive federal, state, provincial and local laws governing prospecting and development, taxes, labor standards and occupational health, mine and radiation safety, toxic substances, environmental protection, endangered species protections, and other matters. Exploration, development and production operations are also subject to various federal, state, provincial and local laws and regulations relating to the protection of the environment. These laws impose high standards on the mining industry, and particularly standards with respect to uranium recovery, to monitor the discharge of waste water and report the results of such monitoring to regulatory authorities, to reduce or eliminate certain effects on or into land, water or air, to progressively restore mine properties, to manage hazardous wastes and materials and to reduce the risk of worker accidents. A violation of these laws may result in the imposition of substantial fines and other penalties and potentially expose us to operational restrictions, suspension, administrative proceedings or litigation. Many of these laws and regulations have tended to become more stringent over time. Any change in such laws could have a material adverse effect on our financial condition, cash flow or results of operations. There can be no assurance that we will be able to meet all the regulatory requirements in a timely manner or without significant expense or that the regulatory requirements will not change to delay or prohibit us from proceeding with certain exploration, development or operations. Further, there is no assurance that we will not face new challenges by third parties to regulatory decisions when made, which may cause additional delay and substantial expense, or may cause a project to be permanently halted.

        Many of our operations require licenses and permits from various governmental authorities. We believe we hold all necessary licenses and permits to carry on the activities which we are currently conducting or propose to conduct under applicable laws and regulations. Such licenses and permits are subject to changes in regulations and changes in various operating circumstances. There can be no guarantee that we will be able to obtain all necessary licenses and permits that may be required to maintain our exploration and mining activities including constructing mines or milling facilities and commencing or continuing exploration or mining activities or operations at any of our properties. In addition, if we proceed to production on any other exploration property, we must obtain and comply with permits and licenses which will contain specific operating conditions. There can be no assurance that we will be able to obtain such permits and licenses or that we will be able to comply with any such conditions.

        Lack of acceptance of nuclear energy and deregulation of the electrical utility industry could impede our business.

        Our future prospects are tied directly to the electrical utility industry worldwide. Deregulation of the utility industry, particularly in the United States and Europe, is expected to affect the market for nuclear and other fuels for years to come, and may result in a wide range of outcomes including the expansion or the premature shutdown of nuclear reactors. Maintaining the demand for uranium at current levels and future growth in demand will depend upon the continued acceptance of nuclear technology as a means of generating electricity. Lack of continued public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry. Following the events of March 2011 in Fukushima, Japan, a reaction worldwide called into question the public's confidence in nuclear energy and technology, the effects of which are still apparent in many countries around the world.

The uranium market is volatile with limited customers.

        The marketability of uranium and acceptance of uranium mining is subject to numerous factors beyond our control. The price of uranium may experience volatile and significant price movements over short periods of time. Factors affecting the market include demand for nuclear power; changes in public acceptance of nuclear power generation as a result of any future accidents or terrorism at nuclear facilities, including the continuing effects on the market due to the events following the earthquake and tsunami in Japan in March 2011; political and economic conditions in uranium mining, producing and consuming countries; costs and availability of financing of nuclear plants; reprocessing of spent fuel and the re-enrichment of depleted uranium tails or waste, sales of excess civilian and military inventories (including from the dismantling of nuclear weapons) by governments and industry participants; and production levels and costs of production in geographical areas such as Russia, Kazakhstan, Africa and Australia. In addition, there is strong competition for long-term uranium supply contracts.

The results of exploration and ultimate production are highly uncertain.

        The exploration for, and development of, mineral deposits involves significant risks which a combination of careful evaluation, experience and knowledge may not eliminate. Few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish mineral resources or reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that our current exploration and development programs will result in profitable commercial operations.

        Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are the particular attributes of the deposit, such as size, grade and proximity to infrastructure, as well as uranium prices, which are highly cyclical, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of uranium and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

We are subject to risks associated with litigation and other legal proceedings.

        Defense and settlement costs of legal claims can be substantial, even with respect to claims that have no merit. From time to time, we may be involved in disputes with other parties which may result in litigation or other proceedings. Additionally, it is not unlikely that we may find ourselves involved directly or indirectly in legal proceedings, in the form of administrative proceedings or litigation, arising from challenges to regulatory actions as described elsewhere in this prospectus supplement. Such administrative proceedings and litigation related to regulatory matters may delay or halt exploration or development of our projects. The results of litigation or any other proceedings cannot be predicted with certainty. If we are unable to resolve any such disputes favorably, it could have a material adverse effect on our financial position, ability to operate, results of operations or our property development.

The uranium industry is highly competitive and is competitive with other energy sources.

        The international uranium industry is highly competitive. Our activities are directed toward the search, evaluation, acquisition and development of uranium deposits into production operations. There is no certainty that the expenditures to be made by us will result in discoveries of commercial quantities of uranium deposits. There is aggressive competition within the mining industry for the discovery and acquisition of properties considered to have commercial potential. We will compete with other interests, many of which have greater financial resources than we have, for the opportunity to participate in promising projects. Significant capital investment is required to achieve commercial production from successful exploration and development efforts.

        Nuclear energy competes with other sources of energy, including oil, natural gas, coal, hydro-electricity and renewable energy sources. These other energy sources are to some extent interchangeable with nuclear energy, particularly over the longer term. Lower prices of oil, natural gas, coal and hydro-electricity may result in lower demand for uranium concentrate and uranium conversion services. Furthermore, the growth of the uranium and nuclear power industry beyond its current level will depend upon continued and increased acceptance of nuclear technology as a means of generating electricity. Because of unique political, technological and environmental factors that affect the nuclear industry, the industry is subject to public opinion risks which could have an adverse impact on the demand for nuclear power and increase the regulation of the nuclear power industry.

Our property title may be uncertain and could be challenged.

        Although we have obtained title opinions with respect to certain of our properties, there is no guarantee that title to any of our properties will not be challenged or impugned. Third parties may have valid claims underlying portions of our interests. Our mineral properties in the United States consist of leases to private mineral rights, leases covering state lands, unpatented mining claims and patented mining claims. Many of our mining properties in the United States are unpatented mining claims to which we have only possessory title. Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively ownership of such claims. These uncertainties relate to such things as sufficiency of mineral discovery, proper posting and marking of boundaries and possible conflicts with other claims not determinable from descriptions of record. The present status of our unpatented mining claims located on public lands allows us the exclusive right to mine and remove valuable minerals. We are allowed to use the surface of the public lands solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the land remains with the United States. We remain at risk that the mining claims may be forfeited either to the United States or to rival private claimants due to failure to comply with statutory requirements. We have taken or will take appropriate curative measures to ensure proper title to our properties where necessary and where possible.

Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

        Members of the United States Congress have repeatedly introduced bills which would supplant or alter the provisions of the United States Mining Law of 1872, as amended. Such bills have proposed, among other things, to (i) either eliminate or greatly limit the right to a mineral patent; (ii) significantly alter the laws and regulations relating to uranium mineral development and recovery from unpatented and patented mining claims; (iii) impose a federal royalty on production from unpatented mining claims; (iv) impose time limits on the effectiveness of plans of operation that may not coincide with mine life, (v) impose more stringent environmental compliance and reclamation requirements on activities on unpatented mining claims, (vi) establish a mechanism that would allow states, localities and Native American tribes to petition for the withdrawal of identified tracts of federal land from the operation of the U.S. general mining laws, and (vii) allow for administrative determinations that mining would not be allowed in situations where undue degradation of the federal lands in question could not be prevented.

        If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop locatable mineral resources on our patented and unpatented mining claims. Although it is impossible to predict at this point what any legislated royalties might be, enactment could adversely affect the potential for development and the economics of existing operating mines. Passage of such legislation could adversely affect our financial performance.

        Additionally, as noted in other risk factors, there are ongoing withdrawals of federal lands for the purposes of mineral location and development. While such proposals are not yet final and, as yet, do not directly affect the areas of Wyoming in which we currently have land holdings, they could have an adverse effect on our financial performance if they are broadened in scope to directly affect the areas in which we have properties.

Acquisitions and integration may disrupt our business.

        From time to time, we examine opportunities to acquire additional mining assets and businesses. Any acquisition that we may choose to complete may be of significant size, may change the scale of our business and operations, and/or may expose us to new geographic, political, operating, financial and geological risks. Any acquisitions would be accompanied by risks. For example, there may be a significant change in commodity prices after we have committed to complete the transaction and established the purchase price or share exchange ratio; a material ore body may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired company, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

We do not have an established earnings record, and we have never paid dividends.

        We do not have an established earnings record, having only commenced operations in the second half of 2013. We have not paid dividends on our Common Shares since incorporation and do not anticipate doing so in the foreseeable future. Payments of any dividends will be at the discretion of our Board after taking into account many factors, including our financial condition and current and anticipated cash needs.

We depend on the services of our management, key personnel, contractors and service providers.

        Shareholders will be relying on the good faith, experience and judgment of our management and advisors in supervising and providing for the effective management of the business and our operations and in selecting and developing new investment and expansion opportunities. We may need to recruit additional qualified employees, contractors and service providers to supplement existing management and personnel, the availability of which cannot be assured, particularly in the current labor markets in which we recruit our employees and the somewhat remote locations for which employees are needed. As well, the skilled professionals with expertise in engineering and process aspects of in situ recovery, radiation safety and other facets of our business are currently in high demand, as there are relatively few such professionals with both expertise and experience. We will need to hire additional employees as we develop the Shirley Basin Project. We will continue to be dependent on a relatively small number of key persons, including key contractors, the loss of any one or several of whom could have an adverse effect on our business and operations. We do not hold key man insurance in respect of any of our executive officers.

Our insurance coverage could be insufficient.

        We currently carry insurance coverage for general liability, directors' and officers' liability and other matters. We intend to carry insurance to protect against certain risks in such amounts as we consider adequate. Certain insurances may be cost prohibitive to maintain, and even if we carried all such insurances, the nature of the risks we face in our exploration and uranium production operations is such that liabilities could exceed policy limits in any insurance policy or could be excluded from coverage under an insurance policy. The potential costs that could be associated with any liabilities not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our business and financial position. Additionally, we utilize a bonding surety program for our regulatory, reclamation and restoration obligations at Lost Creek Project and the Pathfinder Mines sites. Availability of and terms for such surety arrangements may change in the future, resulting in adverse effects to our financial condition.

We are dependent on information technology systems, which are subject to certain risks.

        We depend upon information technology systems in a variety of ways throughout our operations. Any significant breakdown of those systems, whether through virus, cyber-attack, security breach, theft, or other destruction, invasion or interruption, or unauthorized access to our systems, could negatively impact our business and operations. To the extent that such invasion, cyber-attack or similar security breach results in disruption to our operations, loss or disclosure of, or damage to, our data and particularly our confidential or proprietary information, our reputation, business, results of operations and financial condition could be materially adversely affected. Our systems, internal controls and insurance for protecting against such cyber security risks may be insufficient. Although to date we have experienced no such attack resulting in material losses, we may suffer such losses at any time in the future. We may be required to expend significant additional resources to continue to modify and enhance our protective measures or to investigate, restore or remediate any information technology security vulnerabilities.

U.S. Federal Income Tax Consequences to U.S. Shareholders under the Passive Foreign Investment Company Rules

        Investors in the Common Shares of Ur-Energy that are U.S. taxpayers (referred to as a U.S. shareholder) should be aware that we may be a "passive foreign investment company" (a "PFIC") for the period ended December 31, 2015 and may be a PFIC in subsequent years. If we are a PFIC for any year during a U.S. shareholder's holding period, then such U.S. shareholders generally will be subject to a special, highly adverse tax regime with respect to so-called "excess distributions" received on our Common Shares. Gain realized upon a disposition of our Common Shares (including upon certain dispositions that would otherwise be tax-free) also will be treated as an excess distribution. Excess distributions are punitively taxed and are subject to additional interest charges. Additional special adverse rules also apply to U.S. shareholders who own Common Shares of Ur-Energy if we are a PFIC and have a non-U.S. subsidiary that is also a PFIC (a "lower-tier PFIC").

        A U.S. shareholder may make a timely "qualified electing fund" election ("QEF election") or a "mark-to-market" election with respect to our Common Shares to mitigate the adverse tax rules that apply to PFICs, but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income. To be timely, a QEF election generally must be made for the first year in the U.S. shareholder's holding period in which Ur-Energy is a PFIC. A U.S. shareholder may make a QEF election only if the U.S. shareholder receives certain information (known as a "PFIC annual information statement") from us annually. A U.S. shareholder may make a QEF election with respect to a lower-tier PFIC only if it receives a PFIC annual information statement with respect to the lower tier PFIC. The mark-to-market election is available only if our Common Shares are considered regularly traded on a qualifying exchange, which we cannot assure will be the case for years in which it may be a PFIC. The mark-to-market election is not available for a lower-tier PFIC.

        We will use commercially reasonable efforts to make available to U.S. Holders, upon their written request: (a) timely and accurate information as to our status as a PFIC and the PFIC status of any subsidiary in which Ur-Energy owns more than 50% of such subsidiary's total aggregate voting power, and (b) for each year in which Ur-Energy determines that it is a PFIC, upon written request, a PFIC annual information statement with respect to Ur-Energy and with respect to each such subsidiary that we determine is a PFIC.

        Special adverse rules that impact certain estate planning goals could apply to our Common Shares if we are a PFIC. Each U.S. shareholder should consult its own tax advisor regarding the U.S. federal, state and local consequences of the PFIC rules, and regarding the QEF and mark-to-market elections.

        If any of the foregoing events, or other risk factor events not described herein occur, our business, financial condition or results of operations could suffer. In that event, the market price of our securities could decline and investors could lose all or part of their investment.

EXPERTS

        The consolidated financial statements of the Company as of December 31, 2014 and 2013 incorporated in this prospectus supplement by reference to the Ur-Energy Inc. Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

        The mineral resource estimates and related information with respect to the Lost Creek properties and Shirley Basin Property included and incorporated by reference in this prospectus supplement and the accompanying prospectus have been included in reliance upon the technical reports prepared by TREC, Inc. and WWC, respectively. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

LEGAL MATTERS

        The validity of the issuance of the securities offered hereby will be passed upon by Fasken Martineau DuMoulin LLP, on behalf of the Company. Certain legal matters will be passed upon for the underwriters by Stikeman Elliott LLP. Certain U.S. legal matters will be passed upon for the company by Davis Graham & Stubbs LLP, Denver, Colorado, and for the underwriters by Cooley LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Securities Exchange Act of 1934, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

        We have filed a registration statement on Form S-3 to register the securities to be issued pursuant to this prospectus supplement. As allowed by SEC rules, this prospectus supplement does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's website.

        We also maintain an Internet website at www.ur-energy.com, which provides additional information about our company and through which you can also access our SEC filings. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement, and information filed with the SEC subsequent to this prospectus supplement and prior to the termination of the particular offering referred to in this prospectus supplement will automatically be deemed to update and supersede this information. The following documents filed with the SEC are incorporated by reference herein (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

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  The information in our Definitive Proxy Statement on Schedule 14A filed on April 29, 2015 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

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  Our Current Reports on Form 8-K filed on February 6, 2015, March 27, 2015, April 15, 2015, May 11, 2015, June 1, 2015, June 22, 2015, August 4, 2015, October 19, 2015, December 10, 2015 and January 21, 2016;

  •
  the description of common shares contained in our registration statement on Form 40-F filed on January 7, 2008, and as amended on July 7, 2008, including any amendment or report filed for purposes of updating such description; and; and

  •
  All documents, or portions thereof, filed by us subsequent to the date of this prospectus supplement, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering made hereby.

        Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

        Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

        You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address and telephone number:

Ur-Energy Inc.
10758 W. Centennial Road, Suite 200
Littleton, Colorado 80127
(720) 981-4588

UR-ENERGY INC.

$100,000,000
Common Shares
Warrants
Units
Rights
Senior Debt Securities
Subordinated Debt Securities

        Ur-Energy Inc. (the "Company," "we," "us," or "our") may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, of our common shares, no par value ("Common Shares"), warrants to purchase Common Shares (the "Warrants"), our senior and subordinated debt securities, rights to purchase common shares and/or senior or subordinated debt securities, units consisting of two or more of these classes of securities or any combination thereof up to an aggregate initial offering price of $100,000,000 (all of the foregoing, collectively, the "Securities"). The prices at which we may sell the Securities will be determined by the prevailing market price for such Securities. We will bear all expenses of registration incurred in connection with this offering.

        We will provide specific terms of any offering of securities in one or more supplements to this prospectus. The Securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

        We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the Securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from an offering of Securities will be described in the prospectus supplement relating to that offering.

        Our registration of the Securities covered by this prospectus does not mean that we will offer or sell any of the Securities. We may sell the Securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we may sell the Securities in the section entitled "Plan of Distribution" beginning on page 18.

        Our Common Shares are traded on the Toronto Stock Exchange ("TSX") under the symbol "URE" and on the NYSE MKT LLC ("NYSE MKT") under the symbol "URG." On August 15, 2014, the last reported sale price of the Common Shares on the NYSE-MKT was $1.14 per Common Share and on the TSX was Cdn$1.24 per Common Share. Unless otherwise specified in the applicable prospectus supplement, the Securities other than the Common Shares will not be listed on any securities exchange.

        There is currently no market through which the Securities, other than the Common Shares, may be sold and you may not be able to resell such Securities purchased under this prospectus and any applicable prospectus supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

        Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 12, 2014.

        In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to "Ur-Energy," the "Company," "we," "us" and "our" refer to Ur-Energy Inc., either alone or together with our subsidiaries as the context requires. When we refer to "shares" throughout this prospectus, we include all rights attaching to our common shares under any shareholder rights plan then in effect.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC" or the "Commission," using a "shelf" registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

        You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC maintains a web site (http://www.sec.gov) on which our reports, proxy statements and other information are made available. Such reports, proxy statements and other information may also be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  (a)
  Our annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 3, 2014;

  (b)
  Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2014 filed with the SEC on April 30, 2014;

  (c)
  Our quarterly report on Form 10-Q for the quarterly period ended June 30, 2014 filed with the SEC on August 1, 2014;

  (d)
  Our current reports on Form 8-K as filed with the SEC on March 19, 2014, May 2, 2014 (with respect to Item 5.07 of Form 8-K), and July 25, 2014;

  (e)
  The description of common shares contained in our registration statement on Form 40-F filed on January 7, 2008, and as amended on July 7, 2008, including any amendment or report filed for purposes of updating such description; and

  (f)
  All other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of the offering of the Common Shares made by this prospectus.

        We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

        Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

Ur-Energy Inc.
Attention: Corporate Secretary
10758 W. Centennial Road, Suite 200
Littleton, CO 80127

        Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

        Unless otherwise indicated, all resource estimates, and any future reserve estimates, included or incorporated by reference in this prospectus and any prospectus supplement have been, and will be, prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves ("CIM Definition Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits the disclosure of an historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 to be disclosed using the historical terminology if the disclosure: (a) identifies the source and date of the historical estimate; (b) comments on the relevance and reliability of the historical estimate; (c) to the extent known, provides the key assumptions, parameters and methods used to prepare the historical estimate; (d) states whether the historical estimate uses categories other than those prescribed by NI 43-101; and (e) includes any more recent estimates or data available.

        Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained or incorporated by reference into this prospectus and any prospectus supplement may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under SEC Industry Guide 7, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 does not define and the SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and any reserves reported by us in the future in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable to information made public by companies that report in accordance with United States standards.

EXCHANGE RATE INFORMATION

        Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to "$" or "US$" are to United States dollars and references to "Cdn$" are to Canadian dollars.

        The following tables set forth (i) the rate of exchange for one U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, on the last day of each month during such periods; and (iii) the high and low exchange rates for one U.S. dollar, expressed in Canadian dollars, during such periods, each based on the rate of exchange as reported by the OANDA Corporation ("OANDA") on its website www.oanda.com.

	Year Ended December 31
Canadian dollar	2009	2010	2011	2012	2013
End of period	$1.04940	$1.00020	$1.01990	$0.99690	$1.06970
Average for the period	$1.14235	$1.03075	$0.98930	$1.00019	$1.0302

Canadian dollar	January 2014	February 2014	March 2014	April 2014	May 2014	June 2014	July 2014
High for the month	1.1179	1.1169	1.1251	1.105	1.0977	1.0941	1.0874
Low for the month	1.0629	1.0959	1.1019	1.0899	1.0841	1.0671	1.0642

        Exchange rates are the historical interbank foreign exchange rates for the appropriate period as quoted by OANDA on its website www.oanda.com The rate quoted by OANDA for the conversion of United States dollars into Canadian dollars on August 15, 2014 is CDN$1.09079 = US$1.00.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act, and forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts. Words such as "anticipates," "expects," "intends," "forecasts," "plans," "believes," "seeks," "estimates," "may," "will," and similar expressions (including negative and grammatical variations) tend to identify forward-looking statements.

        Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus.

        Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, intentions, projections, objectives, assumptions or future events or performance are not statements of historical fact and may be forward-looking statements. Forward-looking statements in this prospectus, include, but are not limited to statements regarding: anticipated production and cash operating cost estimates; the receipt of environmental permits; anticipated schedules of mining and ramp up of production; estimated development costs; production capacity, production rates, and production costs and cash operating costs generally; the uranium market; mining operations and uranium recovery rates; permitting; the establishment and estimates of mineral reserves and resources; geological, environmental, community and engineering studies; exploration efforts and activities; identification of acquisition and growth opportunities; our "passive foreign investment company" status in 2014 and subsequent years; and our ability to meet cash requirements.

        Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

  •
  significant increases or decreases in uranium prices;

  •
  environmental costs and risks;

  •
  unexpected changes in business and economic conditions;

  •
  acquisitions and integration;

  •
  timing of receipt and maintenance of government approvals and permits;

  •
  unanticipated title issue;

  •
  availability of skilled personnel;

  •
  competitive factors, including competition for property acquisitions;

  •
  possible litigation; and

  •
  availability of capital on reasonable terms or at all.

        This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings "Our Business" and "Risk Factors" in this prospectus and any additional risks or uncertainties described in any prospectus supplements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

 OUR BUSINESS

        Ur-Energy is an exploration stage junior mining company engaged in the identification, acquisition, exploration, development and operation of uranium mineral properties in the United States and Canada. Our current land portfolio includes 14 projects in the United States and two exploration projects in Canada. Ten of the U.S. projects are in the Great Divide Basin, Wyoming, including our flagship project, Lost Creek, which began production in August 2013. The Lost Creek in-situ processing facility has a two million pounds per year nameplate design capacity. Five of the projects at the Lost Creek Property contain NI 43-101 compliant mineral resources: Lost Creek, LC East, LC West, LC South and LC North. In December 2013, we concluded the acquisition of Pathfinder Mines Corporation, which includes the mineral properties at historic Shirley Basin and Lucky Mc mine sites in Wyoming and a byproduct disposal site. In July 2014, we announced the completion of a mineral resource estimate for the Shirley Basin project. An NI 43-101 will be filed on or before September 5, 2014.

        In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to "Ur-Energy," the "Company," "we," "us" and "our" refer to Ur-Energy Inc., either alone or together with our subsidiaries as the context requires.

        Our corporate office is located at 10758 W. Centennial Road, Suite 200, Littleton, CO 80127 and our telephone number is (720) 981-4588. Our website address is www.urenergy.com. The information on our website is not part of this prospectus.

        Our Common Shares are traded on the Toronto Stock Exchange under the symbol "URE" and on the NYSE MKT under the symbol "URG."

RISK FACTORS

        The following sets forth certain risks and uncertainties that could have a material adverse effect on our business, financial condition and/or results of operations and the trading price of our Common Shares, which may decline, and investors may lose all or part of their investment. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial also may impair our business operations. We cannot assure you that we will successfully address these risks. In addition, other unknown risks may exist that may affect our business.

        An investment in the securities offered in this prospectus involves a high degree of risk. For a discussion of other factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Form 10-K for the year ended December 31, 2013, as well as those that may be included in the applicable prospectus supplement and other information incorporated by reference in the applicable prospectus supplement. Also, please read our "Cautionary Statement Regarding Forward-Looking Statements."

Risks Related to the Our Business

Mining operations involve a high degree of risk.

        Mining operations generally involve a high degree of risk. We continue to commission and ramp up our production activities at our first uranium in situ recovery facility at Lost Creek, where production activities commenced only seven months ago. Our operations at Lost Creek and other projects as they continue in development will be subject to all the hazards and risks normally encountered in the exploration, development and production of uranium, including unusual and unexpected geological formations, unanticipated metallurgical difficulties, equipment malfunctions, other conditions involved in the drilling and removal of material, and industrial accidents, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability.

The results of exploration and ultimate production are highly uncertain.

        The exploration for, and development of, mineral deposits involves significant risks which a combination of careful evaluation, experience and knowledge may not eliminate. Few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish mineral resources or reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that our current exploration and development programs will result in profitable commercial operations.

        Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are the particular attributes of the deposit, such as size, grade and proximity to infrastructure, as well as uranium prices, which are highly cyclical and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of uranium and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

Our property interests and our projects are subject to volatility in the price of uranium.

        The price of uranium is volatile. Changes in the price of uranium depend on numerous factors beyond our control including international, economic and political trends; changes in public acceptance of nuclear power generation as a result of any future accidents or terrorism at nuclear facilities, including the longer-term effects on the market due to the events following the earthquake and tsunami affecting the Fukushima nuclear plant in Japan; changes in governmental regulations; expectations of inflation; currency exchange fluctuations; interest rates; global or regional consumption patterns;

speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of uranium, and therefore on the economic viability of our properties cannot accurately be predicted. Because most of our properties are in exploration and development stage and Lost Creek has only just commenced operations, it is not yet possible for us to control the impact of fluctuations in the price of uranium.

Our business is subject to extensive environmental regulations that may make exploring, mining or related activities expensive, and which may change at any time.

        Environmental legislation and regulation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Compliance with environmental quality requirements and reclamation laws imposed by federal, state, provincial, and local governmental authorities may require significant capital outlays, materially affect the economics of a given property, cause material changes or delays in intended activities, and potentially expose us to litigation and other legal or administrative proceedings. We cannot accurately predict or estimate the impact of any such future laws or regulations, or future interpretations of existing laws and regulations, on our operations. Historic exploration activities have occurred on many of our properties and mining and energy production activities have occurred near certain of our properties. If such historic activities have resulted in releases or threatened releases of regulated substances to the environment, or historic activities require remediation, potential for liability may exist under federal or state remediation statutes.

The uranium mining industry is capital intensive, and we may be unable to raise necessary additional funding.

        Additional funds may be required to fund working capital or to fund exploration activities at our properties other than Lost Creek. Potential sources of future funds available to us, in addition to the sales proceeds from Lost Creek production, include the sale of additional equity capital, proceeds from the exercise of outstanding convertible equity instruments, borrowing of funds or other debt structure, project financing, or the sale of our interests in assets. There is no assurance that such funding will be available to us to continue development or future exploration. Furthermore, even if such financing is successfully completed, there can be no assurance that it will be obtained on terms favorable to us or will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position. In addition, any future equity financings may result in substantial dilution for our existing shareholders.

Restrictive covenants in agreements governing our indebtedness may restrict our ability to pursue our business strategies.

        Our State Bond Loan and the RMBAH facility, under which we have received approximately $40 million in debt financing, include restrictive covenants that, among other things, limit our ability to sell the assets securing our indebtedness or to incur additional indebtedness other than permitted indebtedness, which may restrict our ability to pursue certain business strategies from time to time. If we do not comply with these covenants, we could be in default which, if not addressed or waived, could require accelerated repayment of our indebtedness.

If we are unable to service our indebtedness, we could lose the assets securing our indebtedness.

        Our ability to make scheduled payments depends on our financial condition and operating performance, which are subject to prevailing economic, competitive, legislative and regulatory conditions beyond our control. We may be unable to generate a level of cash flow from operating activities sufficient to permit us to pay the principal, interest and other fees on our indebtedness.

        If we cannot make scheduled payments on our debt, we will be in default which, if not addressed or waived, could require accelerated repayment of our indebtedness and the enforcement by the lenders against the assets securing our indebtedness. The secured collateral includes the Lost Creek assets (State Bond Loan) and the Pathfinder assets (RMBAH facility). These are key assets on which our business is substantially dependent and as such, the enforcement against any one or all of these assets would have a material adverse effect on our operations and financial condition.

The uranium market is volatile with limited customers.

        The marketability of uranium and acceptance of uranium mining is subject to numerous factors beyond our control. The price of uranium may experience volatile and significant price movements over short periods of time. Factors affecting the market include demand for nuclear power; changes in public acceptance of nuclear power generation as a result of any future accidents or terrorism at nuclear facilities, including the continuing effects on the market due to the events following the earthquake and tsunami in Japan in March 2011; political and economic conditions in uranium mining, producing and consuming countries; costs and availability of financing of nuclear plants; reprocessing of spent fuel and the re-enrichment of depleted uranium tails or waste, sales of excess civilian and military inventories (including from the dismantling of nuclear weapons) by governments and industry participants; and production levels and costs of production in geographical areas such as Russia, Kazakhstan, Africa and Australia.

Our mining operations are subject to numerous environmental laws, regulations and permitting requirements and bonding requirements that can delay production and adversely affect operating and development costs.

        Our business is subject to extensive federal, state, provincial and local laws governing prospecting and development, taxes, labor standards and occupational health, mine and radiation safety, toxic substances, environmental protection, endangered species protections, and other matters. Exploration, development and production operations are also subject to various federal, state, provincial and local laws and regulations relating to the protection of the environment. These laws impose high standards on the mining industry, and particularly to uranium recovery, to monitor the discharge of waste water and report the results of such monitoring to regulatory authorities, to reduce or eliminate certain effects on or into land, water or air, to progressively restore mine properties, to manage hazardous wastes and materials and to reduce the risk of worker accidents. A violation of these laws may result in the imposition of substantial fines and other penalties and potentially expose us to litigation. Many of these laws and regulations have tended to become more stringent over time. Any change in such laws could have a material adverse effect on our financial condition, cash flow or results of operations. There can be no assurance that we will be able to meet all the regulatory requirements in a timely manner or without significant expense or that the regulatory requirements will not change to delay or prohibit us from proceeding with certain exploration, development or operations. Further, there is no assurance that we will not face new challenges by third parties to regulatory decisions when made, which may cause additional delay and expense, or may cause a project to be permanently halted.

        Many of our operations require licenses and permits from various governmental authorities. We believe we hold all necessary licenses and permits to carry on the activities which we are currently conducting or propose to conduct under applicable laws and regulations. Such licenses and permits are subject to changes in regulations and changes in various operating circumstances. There can be no guarantee that we will be able to obtain all necessary licenses and permits that may be required to maintain our exploration and mining activities including constructing mines or milling facilities and commencing or continuing exploration or mining activities or operations at any of our properties. In addition, if we proceed to production on any other exploration property, we must obtain and comply with permits and licenses which will contain specific operating conditions. There can be no assurance that we will be able to obtain such permits and licenses or that we will be able to comply with any such conditions.

Lack of acceptance of nuclear energy and deregulation of the electrical utility industry could impede our business.

        Our future prospects are tied directly to the electrical utility industry worldwide. Deregulation of the utility industry, particularly in the United States and Europe, is expected to affect the market for nuclear and other fuels for years to come, and may result in a wide range of outcomes including the expansion or the premature shutdown of nuclear reactors. Maintaining the demand for uranium at current levels and future growth in demand will depend upon the continued acceptance of the nuclear technology as a means of generating electricity. Lack of continued public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry.

Our mineral resource estimates may not be reliable.

        Until reserves or resources are actually mined and processed, the quantity of resources and grades must be considered as estimates only. There are numerous uncertainties inherent in estimating quantities of resources, including many factors beyond our control, and no assurance can be given that the recovery of estimated reserves or resources will be realized. In general, estimates of resources are based upon a number of factors and assumptions made as of the date on which the estimates were determined, including:

  •
  geological and engineering estimates that have inherent uncertainties and the assumed effects of regulation by governmental agencies;

  •
  the judgment of the engineers preparing the estimate;

  •
  estimates of future uranium prices and operating costs;

  •
  the quality and quantity of available data;

  •
  the interpretation of that data; and

  •
  the accuracy of various mandated economic assumptions, all of which may vary considerably from actual results.

        All estimates are, to some degree, uncertain. For these reasons, estimates of the recoverable mineral resources prepared by different engineers or by the same engineers at different times, may vary substantially. As such, there is significant uncertainty in any mineralized material estimate and actual deposits encountered and the economic viability of a deposit may differ materially from our estimates.

We are subject to risks associated with litigation and other legal proceedings.

        Defense and settlement costs of legal claims can be substantial, even with respect to claims that have no merit. From time to time, we may be involved in disputes with other parties which may result in litigation or other proceedings. Additionally, we may find ourselves involved directly or indirectly in legal proceedings, in the form of administrative proceedings or litigation, arising from challenges to regulatory actions. Such administrative proceedings and litigation related to regulatory matters may delay or halt exploration or development of our projects. The results of litigation or any other proceedings cannot be predicted with certainty. If we are unable to resolve any such disputes favorably, it could have a material adverse effect on our financial position, ability to operate, results of operations or our property development.

The uranium industry is highly competitive and is competitive with other energy sources.

        The international uranium industry is highly competitive. Our activities are directed toward the search, evaluation, acquisition and development of uranium deposits into production operations. There is no certainty that the expenditures to be made by us will result in discoveries of commercial quantities of uranium deposits. There is aggressive competition within the mining industry for the discovery and acquisition of properties considered to have commercial potential. We will compete with other interests, many of which have greater financial resources than it will have, for the opportunity to participate in promising projects. Significant capital investment is required to achieve commercial production from successful exploration and development efforts.

        Nuclear energy competes with other sources of energy, including oil, natural gas, coal, hydro-electricity and renewable energy sources. These other energy sources are to some extent interchangeable with nuclear energy, particularly over the longer term. Lower prices of oil, natural gas, coal and hydro-electricity may result in lower demand for uranium concentrate and uranium conversion services. Furthermore, the growth of the uranium and nuclear power industry beyond its current level will depend upon continued and increased acceptance of nuclear technology as a means of generating electricity. Because of unique political, technological and environmental factors that affect the nuclear industry, the industry is subject to public opinion risks which could have an adverse impact on the demand for nuclear power and increase the regulation of the nuclear power industry.

Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

        Members of the United States Congress have repeatedly introduced bills which would supplant or alter the provisions of the United States Mining Law of 1872, as amended. Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent; to impose a federal royalty on production from unpatented mining claims; and to significantly alter the laws and regulations relating to uranium mineral development. If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented or patented mining claims. Although it is impossible to predict at this point what any legislated royalties might be, enactment could adversely affect the potential for development of such mining claims and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our financial performance.

Acquisitions and integration may disrupt our business.

        From time to time, we examine opportunities to acquire additional mining assets and businesses. Any acquisition that we may choose to complete may be of significant size, may change the scale of our business and operations, and/or may expose us to new geographic, political, operating, financial and geological risks. Any acquisitions would be accompanied by risks. For example, there may be a significant change in commodity prices after we have committed to complete the transaction and established the purchase price or exchange ratio; a material ore body may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

We do not have an earnings record, and we have never paid dividends.

        We do not have an established earnings record, having only commenced operations in the second half of 2013. We have not paid dividends on our Common Shares since incorporation and do not anticipate doing so in the foreseeable future. Payments of any dividends will be at the discretion of our Board of Directors (the "Board") after taking into account many factors, including our financial condition and current and anticipated cash needs.

Our property title may be uncertain and could be challenged.

        Although we have obtained title opinions with respect to certain of our properties, there is no guarantee that title to any of our properties will not be challenged or impugned. Third parties may have valid claims underlying portions of our interests. Our mineral properties in the United States consist of leases to private mineral rights, leases covering state lands, unpatented mining claims and patented mining claims. Many of our mining properties in the United States are unpatented mining claims to which we have only possessory title. Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively ownership of such claims. These uncertainties relate to such things as sufficiency of mineral discovery, proper posting and marking of boundaries and possible conflicts with other claims not determinable from descriptions of record. The present status of our unpatented mining claims located on public lands allows us the exclusive right to mine and remove valuable minerals. We are allowed to use the surface of the public lands solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the land remains with the United States. We remain at risk that the mining claims may be forfeited either to the United States or to rival private claimants due to failure to comply with statutory requirements. We have taken or will take appropriate curative measures to ensure proper title to our properties where necessary and where possible.

We depend on the services of our management, key personnel, contractors and service providers.

        Shareholders will be relying on the good faith, experience and judgment of our management and advisors in supervising and providing for the effective management of the business and our operations and in selecting and developing new investment and expansion opportunities. We may need to recruit additional qualified employees, contractors and service providers to supplement existing management and personnel, the availability of which cannot be assured, particularly in the current labor markets in which we recruit our employees and the somewhat remote locations for which employees are needed. We will need to hire additional employees as we develop the Shirley Basin project. We will continue to be dependent on a relatively small number of key persons, the loss of any one of whom could have an adverse effect on our business and operations. We do not hold key man insurance in respect of any of our executive officers.

Our insurance coverage could be insufficient.

        We currently carry insurance coverage for general liability, directors' and officers' liability and other matters. We intend to carry insurance to protect against certain risks in such amounts as we consider adequate. Certain insurances may be cost prohibitive to maintain, and even if we carried all such insurances, the nature of the risks we face in our exploration and uranium production operations is such that liabilities could exceed policy limits in any insurance policy or could be excluded from coverage under an insurance policy. The potential costs that could be associated with any liabilities not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our business and financial position.

Our property may be subject to land claims.

        Certain properties in which we have an interest may be the subject of aboriginal land claims. As a result of these claims, we may be significantly delayed or unable to pursue exploration and production activities in respect of these properties or may have to expend considerable management resources and funds to adequately meet the regulatory requirements to pursue activities in respect of these properties.

There may be adverse U.S. federal income tax consequences to U.S. holders under the passive foreign investment company rules.

        Investors in the Securities that are U.S. taxpayers (referred to as "U.S. holders") should be aware that we may be a "passive foreign investment company" (a "PFIC") for the period ended December 31, 2014, and may be a PFIC in subsequent years. If we are a PFIC for any year during a U.S. holder's holding period, then such U.S. holder generally will be subject to a special, highly adverse tax regime with respect to so-called "excess distributions" received on our Common Shares. Gain realized upon a disposition of Common Shares or Warrants (including upon certain dispositions that would otherwise be tax-free) also will be treated as an excess distribution. Excess distributions are punitively taxed and are subject to additional interest charges. Additional special adverse rules also apply to U.S. holders who own Common Shares or Warrants if we are a PFIC and have a non-U.S. subsidiary that is also a PFIC (a "lower-tier PFIC").

        A U.S. holder of our Common Shares may be able to make a timely "qualified electing fund" election ("QEF Election") or "mark-to-market" election with respect to our Common Shares to mitigate the adverse tax rules that apply to PFICs, but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income. To be timely, a QEF Election generally must be made for the first year in the U.S. holder's holding period in its Common Shares in which Ur-Energy is a PFIC. A U.S. holder may make a QEF Election only if the U.S. holder receives certain information (known as a "PFIC annual information statement") from us annually. A U.S. holder may make a QEF Election with respect to a lower-tier PFIC only if it receives a PFIC annual information statement with respect to the lower-tier PFIC. The mark-to-market election is available only if our Common Shares are considered regularly traded on a qualifying exchange, which we cannot assure will be the case for all years in which we may be a PFIC. The mark-to-market election is not available for a lower-tier PFIC.

        We will use commercially reasonable efforts to make available to U.S. Holders, upon their written request: (a) timely and accurate information as to our status as a PFIC and the PFIC status of any subsidiary in which Ur-Energy owns more than 50% of such subsidiary's total aggregate voting power, and (b) for each year in which Ur-Energy determines that it is a PFIC, upon written request, a PFIC annual information statement with respect to Ur-Energy and with respect to each such subsidiary that we determine is a lower-tier PFIC.

        A U.S. holder may not make a QEF Election with respect to Warrants. As a result, if we are a PFIC at any time when a U.S. holder owns Warrants, the U.S. holder generally will not be able to make a normal QEF Election with respect to the Common Shares acquired upon exercise of such Warrants. Such a U.S. holder could, however, make a special "deemed sale" election with respect to the Common Shares under which the U.S. holder would recognize inherent gain in the Common Shares acquired on exercise of such Warrants as an excess distribution at the time of the deemed sale election. Such a deemed sale election generally can be made only if the U.S. holder owns Common Shares on the first day of our taxable year in which the election is to be effective.

        A U.S. holder also may not make a mark-to-market election with respect to Warrants. A U.S. holder may be able to make a mark-to-market election with respect to Common Shares acquired upon exercise of such Warrants; however, this election would require the U.S. holder to recognize inherent gain in the Common Shares acquired on exercise of the Warrants as an excess distribution at the time of the election.

        Special adverse rules that impact certain estate planning goals could apply to Common Shares and Warrants if we are a PFIC. Each U.S. holder should consult its own tax advisor regarding the U.S. federal, state and local consequences of the PFIC rules and regarding the QEF and mark-to-market elections.

As a result of the Canadian Foreign Affiliate Dumping Rules any foreign purchaser of more than 10% of the Common Shares may be subject to adverse Canadian tax consequences.

        Section 212.3 of the Income Tax Act (Canada) (the "Foreign Affiliate Dumping Rules") may apply where a corporation resident in Canada (a "CRIC") that is, or becomes as part of a series of transactions, controlled by, a non-resident corporation (the "Non-Resident Parent") makes an investment in a "subject corporation". An investment in a subject corporation includes an acquisition of shares of another CRIC, where in general terms: (i) more than 75% of the fair market value of the other CRIC's property is comprised of shares of non-Canadian subsidiaries; and (ii) at the time of the acquisition, or as part of the series of transactions, the acquiring CRIC, together with its related parties, indirectly owns at least 10% of the shares of any class of any of the other CRIC's non-Canadian subsidiaries. Where applicable, the Foreign Affiliate Dumping Rules may deem the acquiring CRIC to have paid a dividend to its Non-Resident Parent that would be subject to Canadian withholding tax, or could potentially reduce the paid-up capital of the shares of the other CRIC.

        Since Ur-Energy is a CRIC and more than 75% of the fair market value of the Company's property may be comprised of shares of non-Canadian subsidiaries, a potential purchaser of Common Shares: (i) that is itself a CRIC; and (ii) that is controlled by, or that becomes at any time during a series of transactions or events (including a purchase of Common Shares) controlled by, a Non-Resident Parent, should consult its own tax advisors with respect to the potential application of the Foreign Affiliate Dumping Rules in connection with any acquisition of Securities.

RATIO OF EARNINGS TO FIXED CHARGES

        We did not have earnings for the five most recent fiscal years ended December 31, 2013 or the six month period ended June 30, 2014. Accordingly, we have no ratio of earnings to fixed charges to illustrate for such periods.

		FISCAL YEAR ENDED DECEMBER 31
	SIX MONTHS ENDED JUNE 30, 2014
		2013	2012	2011	2010	2009
	(Dollar amounts in thousands)
Earnings	(1,356)	(24,164)	(17,554)	(16,443)	(15,934)	(16,805)
Fixed Charges	1,396	7,534	4	—	—	—
Deficiency	(2,752)	(31,698)	(17,558)	(16,443)	(15,934)	(16,805)

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes and working capital. Each prospectus supplement will contain specific information concerning the use of proceeds from that sale of the Securities.

        We will bear all of the expenses of the offering of the Securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We are registering the Securities with an aggregate offering price not to exceed $100,000,000, to be sold by the Company under a "shelf" registration process. If we offer any of the Securities under this prospectus we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

        We may offer and sell all or a portion of the Securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

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  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  broker-dealers may agree to sell a specified number of such shares at a stipulated price per share;

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  a combination of any such methods of sale; and

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  any other method permitted by applicable law.

        We may sell the Securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Securities from time to time will be determined by us, and, at the time of the determination, may be higher or lower than the market price of our Common Shares on TSX, NYSE MKT, or any other exchange or market.

        In connection with the sale of the Securities or interests therein, we may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. We may also sell the Securities short and deliver these Securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. We may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. We will bear all of the expenses of the offering of Securities.

        We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Securities, including liabilities arising under the Securities Act.

        We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Securities. Upon entering into any material arrangement with an underwriter or broker-dealer for the sale of the Securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the name of the applicable seller;

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  the Securities being offered;

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  the terms of the offering;

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  the names of the participating underwriters, broker-dealers or agents;

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  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

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  the public offering price; and

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  other material terms of the offering.

        We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of Securities in the market and to our activities.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the Securities under this prospectus, we may sell the Common Shares in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

        With respect to the sale of any Securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or any independent broker or dealer will not be greater than eight percent (8%).

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

        We may issue senior notes under a senior indenture to be entered into among us and a trustee to be named in the senior indenture. We may issue subordinated notes under a subordinated indenture to be entered into among us and a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, the indentures will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment, because the indenture, and not this section, defines your rights as a holder of debt securities.

        The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.

General

        The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

        The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

  •
  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities;

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  the date or dates, or the method of determining the dates, on which the debt securities will mature;

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  the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

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  if a debt security is issued with original issue discount, the yield to maturity;

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  the places where payments may be made on the debt securities;

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  any mandatory or optional redemption provisions applicable to the debt securities;

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  any sinking fund or analogous provisions applicable to the debt securities;

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  whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

  •
  whether the notes will be senior or subordinated;

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  any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

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  the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

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  any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

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  if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

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  the method of determining the amount of any payments on the debt securities which are linked to an index;

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  whether the debt securities will be issued in fully registered form without coupons;

  •
  or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

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  whether the debt securities will be convertible into or exchangeable for Common Shares or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

  •
  any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and

  •
  any other specific terms of the debt securities.

        Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities, and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000. Debt securities may bear legends required by applicable United States and Canadian federal tax law and regulations.

        If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

        Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us or on our behalf for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States or Canada for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States or Canada for the subordinated debt securities.

        In the event of any redemption in part of any class or series of debt securities, we will not be required to:

  •
  issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on the day of mailing of the relevant notice of redemption; or

  •
  register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part.

Payment and Paying Agent

        We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent.

Global Securities

        A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Definitive Global Securities

        Book-Entry Securities.    Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

        Ownership of book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

        So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the book-entry debt securities. Owners of book-entry debt securities:

  •
  will not be entitled to have the debt securities registered in their names;

  •
  will not be entitled to receive physical delivery of the debt securities in definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the indenture.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer book-entry debt securities.

        We expect that the depositary for book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the responsibility of those participants.

Consolidation, Merger, Sale or Conveyance

        We may, without the consent of the holders of the debt securities, merge into, amalgamate or consolidate with any other person, or convey or transfer all or substantially all of our properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.

        The remaining or acquiring person will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on our ability to merge into, amalgamate, consolidate with, or convey or transfer all or substantially all of our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. or Canadian government obligations to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture, which will described in the applicable prospectus supplement. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers' certificate and an opinion of counsel that state that the required conditions have been satisfied.

        Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we affect a legal defeasance, some of our obligations will continue, including obligations to:

  •
  maintain and apply money in the defeasance trust,

  •
  register the transfer or exchange of the debt securities,

  •
  replace mutilated, destroyed, lost or stolen debt securities, and

  •
  maintain a registrar and paying agent in respect of the debt securities.

        The indentures specify the types of U.S. or Canadian government obligations that we may deposit, which will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

        Except as may be set forth in the applicable prospectus supplement, each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

  •
  failure to pay interest on any debt security of the class or series for 90 days when due;

  •
  failure to pay the principal or any premium on any debt securities of the class or series when due;

  •
  failure to make any sinking fund payment when due;

  •
  failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and

  •
  occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

        An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

        If any event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

        The holders of a majority in aggregate principal amount of the debt securities of that series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

        Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

        Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

        Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

        We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

        We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or rate of interest on any debt security; or

  •
  reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture.

Notices

        Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Replacement of Securities Coupons

        Debt securities or coupons that have been mutilated will be replaced by us at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by us at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to us and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and us before a replacement debt security will be issued.

Concerning the Trustees

        We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

        The senior debt securities will rank equally with all of our other unsecured and non-subordinated debt.

Certain Covenants in the Senior Indenture

        The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

Subordinated Debt Securities

        The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

        Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by us and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by us includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include any of our obligations to our subsidiaries.

        The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

        Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if we or the subordinated trustee receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

        In the event that we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

        If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

        As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

        The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

Conversion or Exchange

        We may issue debt securities that we may convert or exchange into Common Shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the Common Shares or other securities, property or assets you would receive would be issued or delivered.

DESCRIPTION OF COMMON SHARES

        Our authorized share capital consists of an unlimited number of Common Shares without par value. As at July 31, 2014, we had 128,771,376 Common Shares outstanding.

Dividend Rights

        Holders of Common Shares are entitled to receive such dividends as may be declared from time to time by our board of directors, in its discretion, out of funds legally available therefore.

Voting Rights

        Holders of Common Shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.

Election of Directors

        The Company has adopted a majority voting policy for the election of directors at uncontested meetings which can be viewed on our website www.ur-energy/corporategovernance . The policy provides that, in an uncontested election, each director will be elected by a majority of the votes cast with respect to that director's election. Votes will not be deemed cast if no authority or discretion is given (for example, a broker non-vote, failure to vote). If a director does not receive a majority (50% + 1) of the votes cast as to his election, he will forthwith submit to the Board his resignation and shall not participate in any meeting of the Board or any of its committees while the resignation is considered. The Corporate Governance and Nominating Committee (the "Committee") will expeditiously consider the candidate's resignation and make recommendation to the Board whether to accept it. In considering the candidate's resignation, the Committee and the Board shall only refuse to accept such resignation if there are exceptional circumstances.

Liquidation

        Upon liquidation, dissolution or winding up of the Company, holders of Common Shares are entitled to receive pro rata the assets of the Company, if any, remaining after payments of all debts and liabilities. All of the Common Shares rank equally as to participation in a distribution of our assets on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends.

Redemption

        No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

Shareholder Rights Plan

        Ur-Energy maintains a shareholder rights plan (the "Rights Plan") designed to encourage the fair and equal treatment of shareholders in connection with any take-over bid for the company's outstanding securities. The Rights Plan is intended to provide the Board with adequate time to assess a take-over bid, to consider alternatives to a take-over bid as a means of maximizing shareholder value, to allow competing bids to emerge, and to provide our shareholders with adequate time to properly assess a take-over bid without undue pressure. The Rights Plan was reconfirmed by shareholders at Ur-Energy's annual and special meeting of shareholders on May 10, 2012.

        The Rights issued under the Rights Plan become exercisable only if a person acquires 20% or more of our Common Shares without complying with the "permitted bid" provisions of the Rights Plan or without the approval of our Board. Should such an acquisition occur, holders of Rights (other than the acquiring person and related persons) can purchase Common Shares at a 50% discount to the prevailing market price (as defined in the Rights Plan) at the time such Rights become exercisable pursuant to the terms of the Rights Plan.

Other Provisions

        Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in our articles and the Canada Business Corporations Act . Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least two-thirds of the votes cast).

General

        All outstanding Common Shares are, and the Common Shares offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

        You should read the prospectus supplement relating to any offering of Common Shares, or of securities convertible, exchangeable or exercisable for Common Shares, for the terms of the offering, including the number of Common Shares offered, any initial offering price and market prices relating to the Common Shares.

        This section is a summary and may not describe every aspect of our Common Shares that may be important to you. We urge you to read applicable provisions of the Canada Business Corporations Act and our Articles of Continuance and Articles of Amendment, and our Articles, because they, and not this description, define your rights as a holder of our Common Shares. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

 DESCRIPTION OF WARRANTS

        We may issue Warrants for the purchase of debt securities, Common Shares or other securities. Warrants may be issued independently or together with debt securities, Common Shares or other securities offered by any prospectus supplement and may be attached to or separate from any such offered Securities. Series of Warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, as will be set forth in the prospectus supplement relating to the particular issue of Warrants. The warrant agent would act solely as our agent in connection with the Warrants and would not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants.

        You should refer to the provisions of the warrant agreement that will be filed with the SEC and any other applicable securities commissions or similar regulatory authorities in connection with the offering of Warrants for the complete terms of the warrant agreement.

        Prior to the exercise of any Warrants, holders of such Warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, Common Shares, Warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

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  the designation and terms of the units and the securities included in the units;

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  any provision for the issuance, payment, settlement, transfer or exchange of the units;

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  the date, if any, on and after which the units may be transferable separately;

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  whether we will apply to have the units traded on a securities exchange or securities quotation system;

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  any material Canadian and/or United States federal income tax consequences; and

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  how, for Canadian and/or United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase debt securities or common shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the sharekholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

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  the date of determining the shareholders entitled to the rights distribution;

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  the number of rights issued or to be issued to each shareholder;

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  the exercise price payable for each share of debt securities, common shares, or other securities upon the exercise of the rights;

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  the number and terms of the shares of debt securities, common shares, or other securities which may be purchased per each right;

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  the extent to which the rights are transferable;

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  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

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  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

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  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DENOMINATIONS, REGISTRATION AND TRANSFER

        Other than in the case of book-entry-only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by us for such purpose with respect to any issue of Securities referred to in a prospectus supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but we may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a prospectus supplement refers to any registrar or transfer agent designated by us with respect to any issue of Securities, we may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

        In the case of book-entry-only Securities, a global certificate or certificates representing the Securities will be held by a designated depository for its participants. The Securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depository will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Holders of Securities issued in book-entry-only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant.

 CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Non-Residents of Canada

        The following is a general summary of the principal Canadian federal income tax considerations generally applicable under Income Tax Act (Canada) (the "Tax Act") to a holder who acquires Common Shares or Warrants as beneficial owner pursuant to the prospectus and who, at all relevant times, for the purposes of the Tax Act, holds such Common Shares or Warrants as capital property, deals at arm's length with the Company, is not affiliated with the Company and, for purposes of the Tax Act, is not, and is not deemed to be, a resident of Canada and has not and will not use or hold or be deemed to use or hold the Common Shares or Warrants in or in the course of carrying on business in Canada (a "Non-Resident Holder"). Special rules, which are not discussed below, may apply to a non-resident of Canada that is an insurer which carries on business in Canada and elsewhere. Such Non-Residents Holders should consult their own tax advisors.

        The Common Shares and Warrants will generally be considered capital property to a Non-Resident Holder unless either (i) the Non-Resident Holder holds the Common Shares or Warrants in the course of carrying on a business of buying and selling securities or (ii) the Non-Resident Holder has acquired the Common Shares or Warrants in a transaction or transactions considered to be an adventure in the nature of trade.

        The term "US Holder," for the purposes of this section, means a Non-Resident Holder who, for purposes of the Canada-United States Tax Convention (1980) as amended, (the "Convention"), is at all relevant times a resident of the United States and is a "qualifying person" within the meaning of the Convention. In some circumstances, income or gains earned by fiscally transparent entities (including limited liability companies) will be eligible for benefits under the Convention. US Holders are urged to consult with their own tax advisors to determine their entitlement to benefits under the Convention based on their particular circumstances.

        This summary is based on the current provisions of the Tax Act, the regulations thereunder (the "Regulations"), the current provisions of the Convention, counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the "CRA") publicly available prior to the date hereof.

        This summary also takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the "Proposed Tax Amendments"). No assurances can be given that the Proposed Tax Amendments will be enacted or will be enacted as proposed. Other than the Proposed Tax Amendments, this summary does not take into account or anticipate any changes in law or the administration policies or assessing practice of CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

        This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any particular holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors in Common Shares or Warrants should consult their own tax advisors with respect to their own particular circumstances.

Currency Conversion

        For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares and Warrants, including dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date on which the amount first arose or such other rate of exchange as is acceptable to the CRA.

Exercise of Warrants

        Upon the exercise of a Warrant, there will be no income tax consequences for a Non-Resident Holder. When a Warrant is exercised, the Non-Resident Holder's cost of the Common Share acquired thereby will be the aggregate of the Non-Resident Holder's adjusted cost base of such Warrant and the exercise price paid for the Common Share. The Non-Resident Holder's adjusted cost base of the Common Share so acquired will be determined by averaging such cost with the adjusted cost base to the Non-Resident Holder of all Common Shares held by the Non-Resident Holder as capital property immediately prior to such acquisition.

Disposition of Common Shares and Warrants

        Generally, a Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the Common Shares or Warrants, nor will capital losses arising from the disposition be recognized under the Tax Act, unless the Common Shares or Warrants constitute "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. Provided the shares are listed on a designated stock exchange (which currently includes the TSX and the NYSE MKT) at the time of disposition, the Common Shares and the Warrants generally will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition the following two conditions have been met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length, or the Non-Resident Holder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of the Company; and (ii) more than 50% of the fair market value of the Common Shares was determined directly or indirectly from one or any combination of real or immovable property situated in Canada, "Canadian resource properties" (as determined in the Tax Act), "timber resource properties" (as defined in the Tax Act) or a options in respect of, or interests in, or civil law rights in, such properties, whether or not such property exists.

        If the Common Shares or Warrants are taxable Canadian property to a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such shares, may not be subject to Canadian federal income tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder.

        A Non-Resident Holder whose shares are taxable Canadian property should consult their own advisors.

Dividends on Common Shares

        Under the Tax Act, dividends on shares paid or credited to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder. Under the Convention, a US Holder will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends. In addition, under the Convention, dividends may be exempt from Canadian non-resident withholding tax if paid to certain US Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations and qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the anticipated U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to (i) the acquisition, ownership and disposition of Common Shares or Warrants which the Company may offer, either separately or in combination as a unit, from time to time pursuant to terms described in an applicable prospectus supplement, including Common Shares acquired upon exercise of a Warrant; and (ii) the exercise, disposition, and lapse of Warrants acquired in such an offering.

        This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of acquisition of Common Shares or Warrants pursuant to a prospectus supplement. Additionally, this summary does not address the U.S. federal tax consequences of acquiring, owning and disposing of the other types of securities that the Company has the ability to offer based on this prospectus, and the relevant prospectus supplement will contain additional or modified disclosure concerning the anticipated U.S. federal income tax consequences relevant to such other securities. Furthermore, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax considerations applicable to such U.S. Holder at the time of a particular offering of Common Shares or Warrants. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. U.S. Holders should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Common Shares and/or Warrants in connection with any offering pursuant to a prospectus supplement.

        No ruling from the U.S. Internal Revenue Service (the "IRS") or legal opinion has been requested, or will be obtained, regarding the potential U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated by the Department of the Treasury (whether final, temporary or proposed) ("Treasury Regulations"), U.S. court decisions, published rulings and administrative positions of the IRS, and the Convention, in each case, in effect as of the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner, possibly with retroactive effect, at any time, including between the date of this prospectus and the date of any prospectus supplement pursuant to which a U.S. Holder acquires Common Shares and/or Warrants. Additionally, any such change could be applied on a retroactive basis after a U.S. Holder has acquired Common Shares and/or Warrants and could change the U.S. federal income tax considerations described in this summary as applied to such U.S. Holder in connection with a purchase of Common Shares and/or Warrants pursuant to the applicable prospectus supplement. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holder

        For purposes of this section, a "U.S. Holder" is a beneficial owner of Common Shares or Warrants acquired pursuant to a prospectus supplement that is (a) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state in the United States or the District of Columbia; (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes, or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Non-U.S. Holder

        For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of Common Shares or Warrants that is neither a U.S. Holder nor a partnership (or other "pass-through" entity). This summary does not address the U.S. federal income tax considerations applicable to Non-U.S. Holders relating to the acquisition, ownership and disposition of Common Shares or Warrants. Accordingly, Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and foreign tax consequences (including the potential application of and operation of the Convention or any other tax treaties) relating to the acquisition, ownership, and disposition of Common Shares and Warrants.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

        This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies or that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (c) U.S. Holders that have a "functional currency" other than the U.S. dollar; (d) U.S. Holders that own Common Shares or Warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale or other arrangement involving more than one position; (e) U.S. Holders that acquired Common Shares or Warrants in connection with the exercise of employee stock options or otherwise as compensation for services; (f) U.S. Holders that hold Common Shares or Warrants other than as a capital asset (generally property held for investment purposes) within the meaning of Section 1221 of the Code; or (g) U.S. Holders that own, directly, indirectly or by attribution, 10% or more, by voting power or value, of the outstanding shares of the Company. The summary below also does not address the impact of an offering on persons who are U.S. expatriates or former long-term residents of the United States subject to Section 877 of the Code. U.S. Holders and others that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors.

        If an entity that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds Common Shares or Warrants, the U.S. federal income tax consequences applicable to such partnership (or "pass-through" entity) and the partners of such partnership (or owners of such "pass-through" entity) generally will depend on the activities of the partnership (or "pass-through" entity) and the status of such partners (or owners). Partners of entities that are classified as partnerships (and owners of other "pass-through" entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares or Warrants.

Tax Consequences Other than U.S. Federal Income Tax Consequences Not Addressed

        This summary does not address the U.S. state and local, U.S. estate and gift, U.S. alternative minimum tax, or foreign tax consequences to U.S. Holders relating to the acquisition, ownership, and disposition of Common Shares and/or Warrants. Each U.S. Holder should consult its own tax advisor regarding the U.S. state and local, U.S. estate and gift, U.S. federal alternative minimum tax and foreign tax consequences relating to the acquisition, ownership, and disposition of Common Shares and/or Warrants.

U.S. Federal Income Tax Consequences of Common Shares and Warrants Offered as Part of a Unit

        It is possible that the Company will offer Common Shares and Warrants in combination to be purchased as a unit. For U.S. federal income tax purposes, the acquisition by a U.S. Holder of such a unit will be treated as the acquisition of two separate instruments: an instrument consisting of a Common Share or portion of such a Common Share and an instrument consisting of a Warrant or portion of such a Warrant. The purchase price for the unit will be allocated between these two instruments in proportion to their relative fair market values at the time the unit is purchased by the U.S. Holder. This allocation of the purchase price for a unit will establish a U.S. Holder's initial tax basis for U.S. federal income tax purposes in the Common Share and Warrant components that comprise such unit.

        If the Company issues Common Shares and Warrants as part of a unit, it will inform the U.S. Holder of the portion of the unit purchase price it intends to allocate to each instrument in the applicable prospectus supplement. However, the IRS will not be bound by the Company's allocation of the purchase price for units offered, and therefore, the IRS or a U.S. court might not respect the allocation provided by the Company. U.S. Holders should consult their own tax advisors regarding the allocation of the purchase price for any units purchased. A U.S. Holder's holding period for each instrument acquired in a unit will begin on the day after the date of acquisition.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

Exercise of Warrants

        A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of a Common Share (unless cash is received in lieu of the issuance of a fractional Common Share). A U.S. Holder's initial tax basis in the Common Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder's tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. Subject to the PFIC rules discussed below, a U.S. Holder's holding period for the Common Share acquired on exercise of a Warrant generally should begin on the day after the date on which such U.S. Holder exercised the corresponding Warrant.

        It is possible that under the terms of the applicable prospectus supplement, a U.S. Holder may be permitted to undertake a cashless exercise of a Warrant into Common Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Common Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants, including whether taxable gain or loss is recognized in connection with such a cashless exercise, if a cashless exercise is permitted under the applicable prospectus Supplement.

Disposition of Warrants

        A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in the Warrant sold or otherwise disposed of. As noted below under "Sale or Other Taxable Disposition of Common Shares," such gain or loss generally will be treated as "U.S. source" gain or loss for purposes of U.S. foreign tax credit calculations. Subject to the PFIC rules discussed below, any such gain or loss generally should be a capital gain or loss (provided that the Common Shares to be issued on the exercise of such Warrant would have been a capital asset if acquired by the U.S. Holder). Any such gain or loss will be long-term gain or loss if the Warrant disposed of was held for more than one year.

Expiration of Warrants without Exercise

        Upon the lapse or expiration of a Warrant a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder's tax basis in the Warrant. Any such loss generally will be a capital loss (provided that the Common Shares to be issued on the exercise of such Warrant would have been a capital asset if acquired by the U.S. Holder) and will be long-term capital loss if the Warrant was held for more than one year. Deductions for capital losses are subject to limitations under the Code.

Certain Adjustments to the Warrants

        Under Section 305 of the Code, an adjustment to the number of Common Shares that are to be issued on the exercise of Warrants purchased, or an adjustment to the exercise price of such Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder's proportionate interest in the "earnings and profits" or assets of the Company, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders of the Company). Any constructive distributions will generally be taxable (see a more detailed discussion of the rules applicable to distributions made by the Company at "Distributions on Common Shares" below).

        However, adjustments to the exercise price of the Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of Warrants will generally not be considered to result in a constructive distribution to a U.S. Holder of Warrants. U.S. Holders should carefully review the conversion rate adjustment provisions and consult their own tax advisors with respect to the tax consequences of any such adjustment.

U.S. Federal Income Tax Consequences of the Acquisition, Ownership and Disposition of Common Shares

Distributions on Common Shares

        Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares and thereafter as a gain from the sale or exchange of such Common Shares (see "Sale or Other Taxable Disposition of Common Shares" below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the Common Shares will constitute dividend income. Dividends received on Common Shares will not be eligible for the "dividends received deduction".

        If we are not a PFIC in the taxable year in which we pay a dividend or the immediately preceding taxable year, dividends paid to a non-corporate U.S. Holder in a taxable year will be taxed to such U.S. Holder at the rates applicable to long-term capital gains as "qualified dividend income" so long as our common shares are readily tradable on an established securities exchange within the United States or we are eligible for benefits under the Convention. We will be eligible for benefits under the Convention if the principal class of our shares is primarily and regularly traded on one or more recognized stock exchanges. However, dividend income will not be qualified dividend income (and will be taxed at ordinary income rates) if (i) the U.S. Holder has not held its common shares for at least 61 days during the 121-day period beginning 60 days before the ex-dividend date; (ii) our common shares are not readily tradable on an established securities market; (iii) the company is a PFIC for the taxable year in which the dividend is paid or in the preceding taxable year; or, (iv) we are not eligible for benefits under the Convention and our stock is not readily tradable on an established securities exchange within the United States. If the Company is not a PFIC, dividends paid to a U.S. Holder that do not result in qualified dividend income generally will be taxed at ordinary income tax rates.

Sale or Other Taxable Disposition of Common Shares

        Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) its tax basis in such Common Shares sold or otherwise disposed of. Such gain generally will be treated as "U.S. source" for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is re-sourced as "foreign source" under the Convention and such U.S. Holder elects to treat such gain or loss as "foreign source" (see a more detailed discussion at "Foreign Tax Credit" below).

Foreign Tax Credit

        A U.S. Holder who pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on Common Shares generally may elect to deduct or credit such tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

        Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder's U.S. federal income tax liability that such U.S. Holder's "foreign source" taxable income bears to such U.S. Holder's worldwide taxable income. In applying this limitation, a U.S. Holder's various items of income and deduction must be classified, under complex rules, as either "foreign source" or "U.S. source." In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by the Company generally will constitute "foreign source" income and generally will be categorized as "passive category income". However, and subject to certain exceptions, a portion of the dividends paid by a foreign corporation will be treated as U.S. source income for United States foreign tax credit purposes, in proportion to its U.S. source earnings and profits, if United States persons own, directly or indirectly, 50 percent or more of the voting power or value of the foreign corporation's shares. A portion of any dividends paid with respect to Common Shares may be treated as U.S. source income under these rules, which may limit the ability of a U.S. Holder to claim a foreign tax credit for any Canadian withholding taxes payable in respect of such amount. Because the foreign tax credit rules are complex, U.S. Holders should consult their own tax advisors regarding the foreign tax credit rules, including the source of any dividends paid to U.S. Holders.

        Subject to certain specific rules, foreign income and withholding taxes paid with respect to any distribution in respect of stock in a PFIC should qualify for the foreign tax credit. The rules relating to distributions by a PFIC are complex, and a U.S. Holder should consult with its own tax advisor with respect to any distribution received from a PFIC.

Receipt of Foreign Currency

        The amount of any distribution paid in foreign currency to a U.S. Holder in connection with the ownership of Common Shares, or on the sale, exchange or other taxable disposition of Common Shares or Warrants, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of actual or constructive receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. A U.S. Holder that receives foreign currency and converts such foreign currency into U.S. dollars at a conversion rate other than the rate in effect on the date of receipt may have a foreign currency exchange gain or loss, which generally would be treated as U.S. source ordinary income or loss for foreign tax credit purposes. U.S. Holders should consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning and disposing of foreign currency.

Surtax on Unearned Income

        A surtax at the rate of 3.8% (the "unearned income Medicare contribution tax") is imposed on the "net investment income" of certain U.S. citizens and resident aliens, and on the undistributed "net investment income" of certain estates and trusts , in each case in excess of a certain threshold amount. Net investment income generally includes interest , dividends , royalties, rents, gross income from a trade or business involving "passive" activities, and net gain from disposition of property (other than property held in a "non-passive" trade or business). Net investment income is reduced by deductions that are properly allocable to such income.

Passive Foreign Investment Company Rules

        If the Company is a PFIC within the meaning of Section 1297 of the Code at any time during a U.S. Holder's holding period, then certain different and potentially adverse tax consequences would apply to such U.S. Holder's acquisition, ownership and disposition of Common Shares and Warrants.

PFIC Status of the Company

        The Company generally will be a PFIC if, for a given tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income or (b) 50% or more of the assets held by the Company either produce passive income or are held for the production of passive income, based on the fair market value of such assets. "Gross income" generally includes all income less the cost of goods sold, and "passive income" includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in a trade or business.

        For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, "passive income" does not include any interest, dividends, rents or royalties that are received or accrued by the Company from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

        Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a "lower-tier PFIC"), and will be subject to U.S. federal income tax on (a) a distribution on the shares of a lower-tier PFIC and (b) a disposition of shares of a lower-tier PFIC, both as if the U.S. Holder directly held the shares of such lower-tier PFIC.

        The Company may (or may not) be a PFIC for the tax year ended December 31, 2014, and may (or may not) be a PFIC in subsequent years. The determination of whether the Company (or a subsidiary of the Company) was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether the Company (or subsidiary) will be a PFIC for any tax year depends on the assets and income of the Company (and each such subsidiary) over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or subsidiary) concerning its PFIC status or that the Company (and any subsidiary) was not, or will not be, a PFIC for any tax year. U.S. Holders should consult their own tax advisors regarding the PFIC status of the Company and any subsidiary of the Company.

Default PFIC Rules under Section 1291 of the Code

        If the Company is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership and disposition of Common Shares and Warrants will depend on whether such U.S. Holder makes a QEF Election or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election") with respect to Common Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a "Non-Electing U.S. Holder."

        A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of Common Shares or Warrants and (b) any excess distribution paid on the Common Shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for the Common Shares, if shorter).

        If the Company is a PFIC, under Section 1291 of the Code any gain recognized on the sale or other taxable disposition of Common Shares or Warrants (including an indirect disposition of shares of a lower-tier PFIC), and any excess distribution paid on Common Shares (or a distribution by a lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day of a Non-Electing U.S. Holder's holding period for the Common Shares or Warrants, as applicable. The amount of any such gain or excess distribution allocated to the tax year of disposition or excess distribution and to years before the Company became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year without regard to the U.S. Holder's other tax attributes, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

        If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Common Shares or Warrants, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent years. If the Company ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Common Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold on the last day of the last tax year for which the Company was a PFIC. No such election, however, may be made with respect to Warrants.

        Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, if the Company were a PFIC, the holding period for Common Shares acquired on exercise of Warrants would begin on the day after the date a U.S. Holder acquired the Warrants. This would adversely affect the availability of the QEF Election and Mark-to-Market Election with respect to such Common Shares. (See discussion below under "QEF Election" and "Market-to-Market Election".)

QEF Election

        If the Company is a PFIC and a U.S. Holder makes a QEF Election for the first tax year in which its holding period of its Common Shares begins, such U.S. Holder generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital gain, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, a U.S. Holder that makes a QEF Election may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

        A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents "earnings and profits" of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

        The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as timely if it is made for the first year in the U.S. Holder's holding period for the Common Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

        A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in a subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during a subsequent tax year in which the Company qualifies as a PFIC.

        As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code on its disposition. However, a holder of an option, warrant or other right to acquire stock of a PFIC may not make a

QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

        Consequently, if a U.S. Holder of Common Shares makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Common Shares subsequently acquired on the exercise of Warrants, and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder's previously owned Common Shares. However, a U.S. Holder of Common Shares acquired on exercise of Warrants should be eligible to make a timely QEF Election if such U.S. Holder elects in a tax year throughout which such U.S. Holder owns such Common Shares to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold on the first day of such year at fair market value. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to Warrants and Common Shares acquired upon exercise of Warrants.

        The Company will use commercially reasonable efforts to make available to U.S. Holders, upon their written request, timely and accurate information as to its status as a PFIC and to provide to a U.S. Holder all information and documentation that a U.S. Holder making a QEF Election with respect to the Company, and any lower-tier PFIC in which the Company owns, directly or indirectly, more than 50% of such lower-tier PFIC's total aggregate voting power, is required to obtain for U.S. federal income tax purposes in the event it is a PFIC. However, U.S. Holders should be aware that the Company provides no assurances that it will attempt to provide any such information relating to any lower-tier PFIC, in which the Company owns, directly or indirectly, 50% or less of such lower-tier PFIC's aggregate voting power. Because the Company may own shares in one or more lower-tier PFICs, and may acquire shares in one or more lower-tier PFICs in the future, they will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any lower-tier PFIC for which the U.S. Holders do not obtain the required information. U.S. Holders should consult their tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any lower-tier PFIC.

Mark-to-Market Election

        A U.S. Holder may make a Mark-to-Market Election only if the Common Shares are marketable stock. The Common Shares generally will be "marketable stock" if they are regularly traded on (a) a national securities exchange that is registered with the SEC; (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934; or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced; and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor regarding whether the Common Shares constitute marketable stock.

        A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for Common Shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

        Any Mark-to-Market Election made by a U.S. Holder for Common Shares will also apply to such U.S. Holder's Common Shares acquired upon exercise of Warrants. As a result, if a Market-to-Market Election has been made by a U.S. Holder with respect to Common Shares, any Common Shares received on exercise of Warrants will automatically be marked-to-market in the year of exercise. If the Company is a PFIC at the time a U.S. Holder acquires Warrants, a U.S. Holder's holding period for Warrant Shares received on exercise will include the period during which such U.S. Holder has held the Warrants. In these circumstances, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Common Shares acquired on exercise of the Warrants after the beginning of such U.S. Holder's holding period for such Common Shares, unless the Common Shares are acquired in the same tax year as the year in which the U.S. Holder acquired the corresponding Warrants, and the tax regime and interest charge of Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which the Common Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

        A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Holder's tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder's adjusted tax basis in the Common Shares over (ii) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

        U.S. Holders that make a Mark-to-Market Election generally also will adjust their tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

        A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be "marketable stock" or the IRS consents to revocation of such election. U.S. Holders should consult their own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

        Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to Common Shares, no such election may be made with respect to the stock of any lower-tier PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge described above with respect to deemed dispositions of lower-tier PFIC stock or distributions from a lower-tier PFIC.

Other PFIC Rules

        Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations) in the event the Company is a PFIC during such U.S. Holder's holding period for the relevant shares. However, the specific U.S.

federal income tax consequences to a U.S. Holder may vary based on the manner in which Common Shares are transferred.

        Certain additional adverse rules will apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares or Warrants as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares or Warrants.

        If the Company were a PFIC, a U.S. Holder would be required to attach a completed IRS Form 8621 to its tax return every year in which it recognized gain on a disposition of the Common Shares or Warrants or received an excess distribution. In addition, subject to certain rules intended to avoid duplicative filings, U.S. Holders generally must file an annual information return on IRS Form 8621 with respect to each PFIC in which the U.S. Holder holds a direct or indirect interest..

        In addition, a U.S. Holder who acquires Common Shares or Warrants from a decedent will not receive a "step up" in tax basis of such Common Shares or Warrants to fair market value unless such decedent had a timely and effective QEF Election in place.

        Special rules also apply to foreign tax credits that a U.S. Holder may claim on a distribution from a PFIC.

        The PFIC rules are complex, and U.S. Holders should consult their own tax advisors regarding the PFIC rules and how they may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares and Warrants in the event the Company is a PFIC at any time during the holding period for such Common Shares or Warrants.

Information Reporting and Backup Withholding

        Certain U.S. Holders are required to report information relating to an interest in Common Shares or Warrants, subject to certain exceptions (including an exception for Common Shares and Warrants held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in Common Shares or Warrants. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the Common Shares and Warrants.

        Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on Common Shares, and proceeds arising from certain sales or other taxable dispositions of Common Shares or Warrants, may be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. social security or other taxpayer identification number (generally on Form W-9); (b) furnishes an incorrect U.S. taxpayer identification number; (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax; or (d) fails under certain circumstances to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder timely furnishes the required information to the IRS. U.S. Holders should consult their own tax advisors regarding the information reporting and backup withholding tax rules.

 LEGAL MATTERS

        Fasken Martineau DuMoulin LLP of Ottawa, Ontario, has provided its opinion on the validity of the Securities offered by this Prospectus.

EXPERTS

        The Company's auditors for the Audited Financial Statements incorporated by reference in this prospectus, PricewaterhouseCoopers LLP, Chartered Professional Accountants, in Vancouver, British Columbia, report that they are independent from the Company in accordance with Rules of Professional Conduct of the Chartered Accountants of British Columbia, Canada.

        The mineral resource estimate and related information of the Company's Lost Creek property as of December 30, 2013 incorporated by reference herein are based upon analyses performed by TREC, Inc. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

        The mineral resource estimate and related information of the Company's Shirley Basin property incorporated by reference herein are based upon analyses performed by Western Water Consultants, Inc., d/b/a WWC Engineers. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

$6,000,000

12,000,000 common shares

PROSPECTUS SUPPLEMENT

Cantor Fitzgerald Canada Corporation

Raymond James	Dundee Securities Ltd.

                  , 2016